UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

STANDEX INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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11 Keewaydin Drive

Salem, New Hampshire 03079

September 16, 2010

To the Stockholders of Standex International Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation, which will be held at the Hilton Boston/Woburn Hotel, Salon A, 2 Forbes Road, Woburn, Massachusetts 01801, on Wednesday, October 27, 2010 at 11:00 a.m.

We hope that you will be able to attend the meeting.  If you do attend the meeting, you may vote your shares personally.  However, if you cannot do so, it is important that your shares be represented.  All stockholders received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to vote your shares.  The proxy statement and annual report on Form 10-K are available for review at www.standex.com.  We urge you to read the proxy statement carefully, and to vote your shares by telephone or the Internet, or by requesting a paper copy of the proxy and signing, dating and returning your card in the postage, prepaid envelope provided.

Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

This booklet includes the Notice of Annual Meeting and the Proxy Statement, both of which contain information about the formal business to be acted on by the stockholders.  In addition, a presentation regarding the operations of your Company, and a question and discussion period, will also take place.

Thank you in advance for voting your shares, and for your interest in the Company.

Sincerely,

/s/ Roger L. Fix

Roger L. Fix

President/Chief Executive Officer

11 Keewaydin Drive

Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Standex International Corporation (the “Company”) will be held at the Hilton Boston/Woburn Hotel, Salon A, 2 Forbes Road, Woburn, Massachusetts 01801, on Wednesday, October 27, 2010, at 11:00 am, local time for the following purposes:

1.

To fix the number of directors at eight and to elect two directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2013;

2.

To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2011; and

3.

To transact such other business as may properly come before the meeting or any adjournments thereof.

This year the Company provided each stockholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review the Notice of Annual Meeting/Proxy Statement and 2010 Annual Report on Form 10-K on the Internet, at www.cfpproxy.com/6520.  We believe that encouraging electronic reviewing of the proxy statement creates value for shareholders by reducing costs to the Company, eliminating wasteful surplus printed materials, and expediting the tabulation of shareholders’ votes.  The Notice also provides shareholders with information about how to obtain a paper or email copy of the proxy statement, if they prefer.

Once the proxy materials have been reviewed, (whether electronically or in paper format), we ask each shareholder to vote their shares in one of the following ways:

(a)

Call 1-866-849-8135, and use your Stockholder Control Number to vote.  This number appears in the lower right corner of the Notice each shareholder received;

(b)

Visit the Internet web site at: https://www.proxyvotenow.com/sxi, or follow your broker’s instructions relative to Internet voting;

(c)

Request a paper or emailed proxy statement by calling 1-800-951-2405 or emailing fulfillment@RTCO.com and inserting the Stockholder Control Number in the subject line.  Then, after review of the materials, vote via telephone or the Internet or mark, date, sign and mail your proxy card in the prepaid envelope provided; or

(d)

Attend the Annual Meeting and vote in person.  A ballot will be provided to you if you hold Company shares in your own name.  If you hold your shares through a bank or broker, (i.e., in “street name”) you must obtain a proxy from your bank or broker to vote the shares at the Annual Meeting.

Stockholders of record at the close of business on September 2, 2010 will be entitled to notice of and to vote at the meeting.  Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

/s/  Deborah A. Rosen

Deborah A. Rosen, Secretary

September 16, 2010

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on October 27, 2010.  The 2010 Notice of Annual Meeting/Proxy Statement and the 2010 Annual Report on Form 10-K are available for review at www.standex.com/InvestorRelations/FY10AnnualMaterials.

The Notice of Internet Availability and Proxy Statement are first being made available to shareholders on or about September 16, 2010.

STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 27, 2010

This Proxy Statement is being furnished on or about September 16, 2010, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, October 27, 2010.  The Board of Directors is recommending that you vote for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposal set forth in the Notice of Meeting.

The Board of Directors has fixed September 2, 2010 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.  At the record date, there were outstanding and entitled to vote 12,675,285 shares of the Common Stock of the Company.  You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Company benefit plans, and shares held for you as a beneficial owner through a broker, bank or other nominee.  Each share is entitled to one vote.

A quorum must be present to transact business at the Annual Meeting.  A quorum is the majority of the outstanding shares of the Company’s common stock, entitled to vote at the Annual Meeting and represented in person or by proxy.  The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting.  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal, in person or by proxy, at the Annual Meeting.  Stockholders may vote in favor of all nominees for Director, or withhold their votes as to all nominees or withhold their votes as to specific nominees.  With respect to the other proposal, stockholders should specify their choice on the enclosed form of proxy.

Abstentions and broker non-votes (i.e. when a broker or bank holding shares in “street name” is present at the meeting in person or by proxy, yet has no authority to vote on a particular proposal because the beneficial owner has not instructed the broker or bank how to vote, and the broker or bank has no discretionary voting power on its own) will be counted for quorum purposes, but will not be counted as votes in favor of any proposal.  Accordingly, abstentions and broker non-votes will have no effect on the voting of any matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

Under New York Stock Exchange rules, brokers and banks may vote in favor only of Proposal 2 for shares they hold in “street name” on behalf of beneficial owners who have not issued specific voting instructions, since this Proposal is considered a routine matter.  Proposal 1, the election of Directors, is considered a “non-routine” matter, and therefore “street name holders” must specify a vote in order for it to be counted.  In the past, if you held your shares in “street name” (that is, through a bank or broker), and you did not indicate how you wanted your vote cast, your bank or broker would exercise its discretion in voting your shares.  However, as of January 1, 2010, each “street name” shareholder must specify a choice (for or withhold for either or both candidates for election) in order for their vote to be counted.  Thus, if (i) you hold your shares in street name, and (ii) you do not instruct your bank or broker how you want to vote on Proposal 1, your vote will not be cast on Proposal 1.

Your bank or broker will send you voting instructions if you hold your shares in street name.

Any proxy may be revoked at any time prior to the Annual Meeting by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

This year, each shareholder received a Notice of Internet Availability providing instructions about how to view, and vote, proxy materials electronically.  We believe that electronic delivery of proxy documents, rather than delivery of a paper copy to every shareholder, maximizes value for all shareholders and eliminates waste.

We strive to be vigilant stewards of Company resources, and we believe that electronic delivery of the proxy to, we hope, the majority of shareholders helps the Company attain this goal.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has engaged the firm of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in soliciting proxies by mail, telephone, facsimile and personal interview, for a fee estimated at approximately $5,500 plus disbursements.  The Company pays this expense.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Nominees Recommended by the Board of Directors

As Proposal 1 for the Annual Meeting, shareholders are asked to consider and vote upon the election of the two nominees listed below for a three-year term.  Shareholders are asked to fix the number of directors at eight and to elect as directors William R. Fenoglio and H. Nicholas Muller, III, for a three-year term expiring in 2013, unless authority to vote for the election of directors is withheld by marking the proxy to that effect.  No proxy can be voted for a greater number of persons than the two nominees named below.

In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute.  Management has no reason to believe that any nominee will become unavailable.

Both nominees recommended by the Board of Directors are independent, as defined by the New York Stock Exchange.

Information about each director, including the two Board-recommended nominees for director, at July 31, 2010 follows.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Nominees for Directors For Terms Expiring in 2013

William R. Fenoglio

Age 71

Mr. Fenoglio has been a Director Since 1997.   He has extensive executive experience in global manufacturing and financial analysis.  From 1994 to 1996, Mr. Fenoglio served as President and CEO and member of the Board of Directors of Augat, Inc., an international supplier and manufacturer of interconnection technology and electromechanical components and subsystems to automotive, communications, computer and industrial markets. Further, from 1996 through 2008, Mr. Fenoglio was a director of IDG, Inc., a supplier of maintenance, repair, operating and production products and procurement solutions to manufacturers and other industrial users. In 2008, IDG was merged into Eiger Holdco, LLC, an affiliate of Luther King Capital Management, an SEC-registered investment advisory firm with approximately $6.7 billion in assets under management.

Prior thereto, from 1991 to 1994, Mr. Fenoglio served as President, CEO and member of the Board of Directors of Barnes Group, Inc., a diversified global manufacturer and logistical services company with more than sixty global manufacturing and distribution locations providing precision components and correlating logistics support to worldwide industry. Prior to that, Mr. Fenoglio had a successful twenty-three year career at General Electric.  He is an engineer by training.

The Company believes that Mr. Fenoglio’s experience with similar businesses qualify him to serve on the Company’s Board.  Mr. Fenoglio is an engineer with significant senior executive experience, working closely with many chief financial officers throughout his career.  Further, Mr. Fenoglio chairs the Audit Committee, where he demonstrates acumen in finance, treasury and audit matters.  Finally, his length of service on the Board offers a valuable perspective and an evident commitment to the Company.

H. Nicholas Muller, III, Ph.D.

Age 71

Dr. Muller has been a Director since 1984.  He brings to the Board senior executive expertise in organizational development and human capital management.  He served as President and CEO of The Frank Lloyd Wright Foundation, a multi-faceted institution committed to education, scholarship, and research about architecture and design.  He served in this role from 1996 to 2002.

Prior thereto, he served from 1985 to 1996 as Director of the Wisconsin Historical Society, a state agency managing over two hundred buildings, over a dozen archives including a four million item library, and many other operations in tourism and economic development.  Dr. Muller was also President of Colby-Sawyer College in New Hampshire, integrating arts and sciences curriculum with professional preparation.  He led this institution from 1978 to 1985.

Dr. Muller has served on the board of trustees of nearly forty non-profit organizations, and currently remains engaged in non-profit enterprise, serving as Chairman of the Board of Smith House Health Care Center in New York; Treasurer of the Vermont Historical Society; Secretary/Treasurer of the Essex Community Fund in New York and Vice President of Fort Ticonderoga.

Dr. Muller brings to the Company his leadership and organizational skills, which assist the Board in understanding governance and human capital management issues.  His presence on the Board over the past quarter century provides excellent historic reference and perspective, insight on Company dynamics, and knowledge of senior management, all of which are of significant value to the Board and the Company.

Directors To Continue In Office For Terms Expiring in 2012

Charles H. Cannon, Jr.

Age 58

Mr. Cannon has been a Director since 2004.  He currently serves as Chairman/CEO, JBT Corporation, an international manufacturer and designer of systems and products for the food processing and air transportation industries, trading on the New York Stock Exchange.  JBT has sales, service, manufacturing and sourcing locations in over 25 countries, and revenues of approximately $840 million.  Mr. Cannon became Chairman/CEO in 2008 when JBT spun off from its former parent company, FMC Technologies, Inc., where he had served as Vice President from 2001 to 2004 and Senior Vice President from 2004 until the JBT spinoff.  Mr. Cannon first joined FMC in 1982, managing during his tenure numerous divisions within the Food Tech group of companies.

The Company believes that Mr. Cannon is qualified to serve on the Board based upon his lengthy senior executive experience at an international manufacturer, which operates in some of the same industries as does the Company.  Mr. Cannon, with over two decades of experience as a general manager, exhibits demonstrated leadership success.  He is responsible, as CEO of a publically traded company, for multiple aspects of corporate organization, governance and finance.  His position as chairman of the JBT board provides a unique perspective to the Company, particularly as it relates to Mr. Cannon’s role as chair of the Company’s Compensation Committee.  His technical and business education and his international insight are of unique benefit to the Company Board.

Gerald H. Fickenscher

Age 67

Mr. Fickenscher has been a Director since 2004.  Mr. Fickenscher brings to the Company his decades of financial management and general management experience at various global operations.  Most recently, at Crompton Corporation, he served as Vice President-Europe, Middle East and Africa from 1994 to 2003.  Crompton is a specialty chemicals manufacturer.  In this capacity, he led 1,900 employees and was responsible for $700 Million in sales.  Prior thereto, he was CFO of Uniroyal Chemical, a worldwide industrial chemical company with a complex operational structure, from 1986 to 1993.  At Uniroyal, he was intimately involved in the issuance of over $800 Million in bank and publicly traded debt.  He regularly communicated with the Audit Committee of Uniroyal’s Board and with external auditors.  He also played a key role in a successful $1 Billion management-led buyout, which concluded in an IPO with excellent returns to shareholders.

Since retiring in 2003, Mr. Fickenscher has remained active in the field of finance.  He served as director of the British-American Chamber of Commerce from 1997 to 2001; was a Director of CEFIC (the European Federation of Chemical Industries) from 2001 to 2003; is a member of Financial Executives International since 1985; and is a member of NACD (the National Association of Corporate Directors) since 2004.

Mr. Fickenscher is qualified to serve on the Board of the Company due to his years of financial experience, analysis and acumen.  He has senior executive management experience with multinational, industrial organizations.  For many years, he interacted with audit committees and external auditors, and this experience is beneficial to his current service on the Company’s Audit Committee.  His continuing education and training through various industry and governance organizations provides insight to the Board regarding peer practices.  The Company believes that Mr. Fickenscher is a valuable asset to the financial and organizational needs of the Board.

Edward J. Trainor

Age 70

Mr. Trainor has been a Director since 1994.   He currently serves as the Chairman of the Board of the Company.  He was elected to this position in 2001.  After joining the Company in 1984, Mr. Trainor held a number of executive offices with Standex, including Chief Executive Officer (1995-2003); President (1994-2001); Chief Operating Officer (1994-2001); Vice President, and then President, of the segment formerly known as the Institutional Products Group (1987-1994).  During his eighteen years with the Company, Mr. Trainor developed a depth of knowledge regarding the Company’s operations, which knowledge he now is able to apply in connection with his responsibilities as Chairman of the Board.  In addition, Mr. Trainor serves on the Executive Committee and serves as lead independent director, calling and chairing meetings of the independent directors.

Prior to joining Standex, Mr. Trainor held executive positions with Eastman Kodak and CH Stuart, focusing on manufacturing and engineering operations.

Further, since 2002, Mr. Trainor has served on the Board of Mestek, Inc. a family of over 30 specialty manufacturers providing HVAC products, coil handling equipment, aluminum products and other industrial components.  In addition, Mr. Trainor is a Director of Omega-Flex, Inc. which trades on the NASDAQ exchange.  Mr. Trainor is the Vice Chairman of the Omega-Flex Board, and also is Chair of the Audit Committee.

The Company believes that Mr. Trainor is qualified to serve on the Board due to his significant history of executive management success with the Company; his knowledge of Company operations and legacy issues; and his perspective gained through service as a board member to other manufacturing entities.  His training and experience as an engineer also enable him to meaningfully advise the Company regarding material capital expenditures and potential acquisitions.

Directors To Continue In Office For Terms Expiring in 2011

Thomas E. Chorman

Age 56

Mr. Chorman has been a Director since 2004.  He brings significant financial management experience to the Board.  He is not only a financial executive, but also an entrepreneur and private investor who has successfully launched and led various enterprises.  He currently serves as CEO of Solar LED Innovations, LLC, a designer, manufacturer and marketer of solar rechargeable lighting products, whose headquarters is located in Pennsylvania.  Mr. Chorman established the company in 2008.  Prior thereto, from 2006 to 2008, Mr. Chorman co-founded both Foam Partners, LLC (a fabricator of polyurethane foam) and Boomer Capital (an authoritative “baby boomer” website and consulting firm).  Mr. Chorman is no longer affiliated with Foam Partners, and has a minority ownership interest in Boomer Capital.  From 2001 through 2006, Mr. Chorman served as President, CEO and Director of Foamex International, a manufacturer of comfort cushioning for the furnishing and automotive markets.  During Mr. Chorman’s tenure at Foamex, record high raw material costs and the maturity of legacy debt forced a voluntary Chapter 11 filing in 2005 for U. S. operations in order to facilitate the implementation of restructuring activities.  In 2007, Foamex emerged from bankruptcy, paying 100 cents on the dollar to all creditors.

Prior to 2001, Mr. Chorman served as CFO to Ansell Healthcare (2000-2001) and Armstrong Flooring Products (Division CFO; 1997-2000).  He also held senior financial management positions at Proctor & Gamble from 1984 to 1997.

Since 2009, Mr. Chorman has served on the board of directors of Symmetry Medical, a provider of implants, instruments and cases to orthopedic device manufacturers.  Symmetry trades on the NYSE and has revenue of approximately $350 Million.  Mr. Chorman is the chairman of the Finance and Systems Committee and also serves on the Audit Committee of Symmetry.

Mr. Chorman’s quarter century of senior financial management experience, along with the entrepreneurial business opportunities he has pursued in recent years, is of benefit to the Board of the Company.  Mr. Chorman remains closely involved in the day to day financial reporting requirements for established international public companies as well as smaller start-ups.  This perspective is helpful to the Board when analyzing acquisition opportunities.  Mr. Chorman’s skills and abilities qualify him to serve on the Board of the Company.

Roger L. Fix

Age 57

Mr. Fix currently serves as President/CEO of the Company.  He has been CEO since 2003, and has served as President since 2001.  Further, Mr. Fix has been a member of the Board since 2001 and a member of the Board’s Executive Committee since 2003.  From 2001 to 2002, Mr. Fix also served as the Company’s Chief Operating Officer.

Additionally, Mr. Fix has been a director of Flowserve Corporation since 2006, serving on the Organization and Compensation Committee and the Finance Committee.  Flowserve is a global manufacturer and supplier of fluid motion and control products and services.  The company operates in 56 countries and has sales of approximately $4.3 billion.

Prior to joining the Company, Mr. Fix was employed by Outboard Marine Corporation (OMC), serving as President, Chief Operating Officer, and Director in 2000, and additionally serving as CEO in 2001.  OMC manufactured and marketed marine engines with internationally-recognized brand names.

As President and COO of OMC, Mr. Fix completed a strategic review and commenced implementation of programs to address the financial crisis the company was and had been experiencing since approximately 1997.  In December, 2000, at the direction of OMC’s investors, a voluntary petition in Bankruptcy pursuant to Chapter 11 of the U. S. Bankruptcy Code was filed.  In August, 2001, the case converted to a voluntary case under Chapter 7 of the U. S. Bankruptcy Code.

Mr. Fix was employed for almost twenty-five years in the pump and valve manufacturing industry, working for John Crane, Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, as Chief Executive from 1998 to 2000; and as President-North America from 1996 to 1998.  Prior thereto, Mr. Fix was President of Xomox Corporation, a wholly owned subsidiary of Emerson Electric, a manufacturer of process valves and actuators, from 1993 to 1996; was Vice President and General Manger/Eastern Division for Reda Pump Company from 1981 to 1993; and was employed at Fisher Controls Company, a manufacturer of process control valves, from 1976 to 1981.

The Company believes that Mr. Fix is well qualified to serve as a director due to his executive management experience and leadership of the Company throughout his tenure, but most notably during recent difficult global economic challenges.  His detailed knowledge of all Company operations and his many years of experience in manufacturing management provide valuable insight and a perspective not otherwise available to the Board.  Further, his service on the Board of Flowserve allows him to communicate an additional perspective regarding global economic trends and their impact on Company operations.

Daniel B. Hogan, J.D., Ph.D.

Age 66

Dr. Hogan has been a Director since 1983.  He brings significant management, consultant and governance experience to the Board.

Dr. Hogan currently serves as Executive Director of Passim Folk Music & Cultural Center, a non-profit organization dedicated to the cultivation and preservation of folk music, located in Cambridge, Massachusetts.  He has served in this capacity since 2008 and prior thereto was Interim Director in 2007.  Passim has seen a dramatic improvement in its vibrancy and financial health under Dr. Hogan’s leadership, and many innovations he has championed are helping this arts group to assure its primacy in the folk music industry.  Prior thereto, Dr. Hogan was Executive Director of Fathers and Families, a Boston non-profit organization advocating shared parenting after divorce.

Dr. Hogan has three decades of management consultant experience, including positions as Vice President of McBer & Company (a division of the Hay Group) and the Apollo Group, which he founded and served as President.  In these roles, he specialized in leadership development, team building, executive assessment and competency modeling.  In the latter, Mr. Hogan developed models of the skills and attributes necessary for success in executive jobs.  Dr. Hogan has served on many non profit boards over the last 30 years, often chairing or heading up the governance committee.  He is currently on the Executive Board of the Harvard Square Business Association in Cambridge, MA.  Dr. Hogan is also a psychologist in Massachusetts.

Dr. Hogan’s service to the Board over the past quarter century provides valuable insight and institutional knowledge, which is unique to Dr. Hogan.  He is qualified to serve as a member of the Board.

Determination of Independence

The Board of Directors operates pursuant to Corporate Governance Guidelines, which are available under the heading “Corporate Governance” on the Company’s web site at www.standex.com.  Under these Guidelines, the Board requires that at least a majority of directors be “independent” as defined by the New York Stock Exchange (“NYSE”) listing standards.  Pursuant to the NYSE standards, the Board annually undertakes an analysis of “independence” as the criteria apply to each director and nominee for director.

The NYSE rules require that, in order to be considered independent, each director or nominee have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), nor may any director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

At its meeting on July 28, 2010, the Board affirmatively determined that the following directors are independent:  Messrs. Cannon, Chorman, Fenoglio, Fickenscher, Hogan, Muller and Trainor.

In assessing Dr. Hogan’s independence, the Board considered that Dr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through 1985.  Daniel E. Hogan served as a consultant to the Company from 1985 until his death in 1991.  The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship which in any way compromised the exercise of Dr. Hogan’s disinterested and independent judgment as a director.  Thus, the Board concluded that Dr. Hogan is independent within the meaning of the NYSE rules.

The remaining Board member, Mr. Fix, was determined by the Board not to be independent due to his status as currently employed executive of the Company.

The Board will continue to monitor all of its members’ activities on an ongoing basis to insure the independence of a majority of the Company’s directors.

Certain Relationships and Related Transactions

The Company monitors any transaction between the Company and its directors, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 during the fiscal year.  Annual questionnaires inquiring about any potential transaction are completed and submitted to the Chief Legal Officer of the Company.  There were no transactions during the fiscal year with any related person, promoter or control person that are required to be disclosed or reported under applicable SEC and NYSE rules.

In addition, the Company's Code of Conduct requires all officers, directors and employees to avoid engaging in any activity that might create a conflict of interest.  All individuals are required to report any proposed transaction that might reasonably be perceived as conflicting with the Company's interest to their supervisor and/or the Chief Legal Officer.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of August 30, 2010 of each director, each nominee for re-election, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

	Beneficial Ownership (1)
Name	No. of Shares	Percent of Outstanding Common Stock

John Abbott	66,168 (2)	**
Charles F. Cannon	37,363	**
Thomas E. Chorman	21,603	**
Thomas D. DeByle	31,637 (3)	**
William R. Fenoglio	20,668 (2)	**
Gerald H. Fickenscher	17,731	**
Roger L. Fix	218,461 (3)	1.7
Daniel B. Hogan, Ph.D.	20,729	**
James L. Mettling	13,378	**
H. Nicholas Muller, III, Ph.D.	29,293	**
Deborah A. Rosen	27,574 (3)	**
Edward J. Trainor	24,042 (3)	**

All Directors and Executive Officers As a Group (12 Persons)	529,263	4.1

____________________________

**

Less than 1% of outstanding Common Stock.

(1)

As used herein, “beneficial ownership” means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock.  The directors have sole voting and investment power with respect to the shares shown as beneficially owned by them except for 7,849 shares for Mr. Mettling, which are jointly held with his spouse.

(2)

The number includes 7,800 shares held in a revocable trust, of which Mr. Abbott is the sole trustee, held for the benefit of Mr. Abbott, his spouse and their children.  Mr. Fenoglio’s holdings reflect 3,000 shares held in a revocable trust, of which he is the sole trustee.

(3)

The numbers listed include estimates of the shares held in the Employees’ Stock Ownership Plan (“ESOP”) portion of the Standex Retirement Savings Plan at June 30, 2010, which are vested to the accounts of Messrs. Fix,  DeByle, Abbott, Mettling, Trainor and Ms. Rosen.  These individuals have voting power over the shares allocated to them in this Plan.  The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company’s adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which will be converted from restricted stock units into shares of common stock within 60 days of August 30, 2010:  Mr. Fix (59,899); Mr. DeByle (10,000); Ms. Rosen (10,273); Mr. Abbott (19,700); and Mr. Mettling (3,968).

________________________________

Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2010.  All information is presented as of December 31, 2009 and is based up stock ownership reports filed with the SEC on Schedule 13G.  Each holder listed below has sole voting power and sole dispositive power of the shares indicated on the table, unless otherwise noted in the footnote.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Percent of No. of Shares	Outstanding Common Stock

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,061,567 (2)	8.52%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	978,805 (3)	7.86%
Wedge Capital Management, L.L.P. 301 S. College Street, Suite 2920 Charlotte, NC 28202-6002	688,752 (4)	5.5%
Royce & Associates, L.L.C. 745 Fifth Avenue New York, NY 10151	646,408 (5)	5.19%

____________________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

This information is based on a Schedule 13G filed on January 29, 2010.

(3)

This information is based on a Schedule 13G/A, filed on February 8, 2010.  The filing indicates sole voting power for 957,539 shares; sole dispositive power for 978,805 shares; and zero shares with either shared voting or shared dispositive power.

(4)

This information is based on a Schedule 13G filed on February 9, 2010.  The filing indicates sole voting power for 652,655 shares; sole dispositive power for 688,752 shares; and zero shares with either shared voting power or shared dispositive power.

(5)

This information is based on a Schedule 13G/A filed on January 26, 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Operation of Executive Compensation Program

Under its charter, which can be accessed at www.standex.com, the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three "independent" directors of the Company, as such term is defined under the applicable rules of the New York Stock Exchange, is responsible for establishing, overseeing, amending and administering the Company's executive compensation program.  It is specifically responsible for establishing and approving all elements of the compensation provided to the "named executive officers" of the Company, who for fiscal 2010 are as follows:

Roger L. Fix	President and Chief Executive Officer
Thomas D. DeByle	Vice President, Chief Financial Officer and Treasurer
Deborah A. Rosen	Vice President, Secretary and Chief Legal Officer
John Abbott	Group Vice President, Food Service Equipment Group
James L. Mettling	Vice President of Human Resources

The Committee is responsible for insuring that the executive compensation program is effective in attracting, retaining and motivating qualified executive talent.  In meeting this responsibility, the Committee continually examines the elements of the program to satisfy itself that the goals of the program are being met.  The Committee is assisted in its efforts by members of the Company’s management, in particular Messrs. Fix and Mettling, and by Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation and benefits consulting firm which provides executive compensation consulting services from time to time.  The services provided by Pearl Meyer to the Committee consist of advising on the competitiveness of the Company’s executive compensation program and the effectiveness of the program in meeting the goals established for it, assisting in determining whether the compensation levels for particular executives are competitive, and providing general information regarding trends in executive compensation that may be relevant to the Committee.  Similar assistance is provided by Pearl Meyer with respect to the compensation of directors.  Pearl Meyer has not provided any other services to either the Committee or the Company.  Prior to 2010, Watson Wyatt (now known as Towers Watson) served as executive compensation consultant to the Committee.  The views of Messrs. Fix and Mettling are sought with respect to the effectiveness of the executive compensation program, especially with regard to its motivational effects on the Company’s executives.

The Committee is also charged with evaluating the performance of Mr. Fix as chief executive officer, and setting his compensation level.  In fulfilling this role, the Committee conducts a detailed review of his performance, and discusses its conclusions with the full Board of Directors.  As a key part of its analysis, the Committee asks Mr. Fix to summarize his key achievements against a written set of objectives approved by the Committee, and meets directly with Mr. Fix to discuss that summary.

Principles of Executive Compensation Program

The overriding objectives of the executive compensation program are (1) to provide a total compensation package which is at a level sufficient to attract and retain executives of a caliber necessary to manage a dynamic company with a diverse set of businesses that serve different markets and are subject to differing challenges, and (2) to structure the program such that executives will have a strong incentive to meet specific financial and strategic performance goals established by the Committee for each fiscal year, and will specifically have a significant portion of their total compensation tied to the actual performance of the Company or the business units of the Company which they head.

With respect to these objectives, the Committee seeks to provide compensation, both in total and with respect to each separate component (the components are (1) base salary, (2) annual incentive compensation payable partly in cash and partly in restricted stock, and (3) long-term incentive compensation, payable partly in time-based restricted stock and partly in a number of shares of stock determined by Company performance relative to pre-established goals set by the Committee) that is sufficient to attract and retain the necessary level of executive talent.  The Committee believes that the program has been successful both in retaining its executives (Ms. Rosen and Mr. Mettling have over 20 years of service with the Company and over 10 years of experience as heads of their respective functions, and Mr. Fix has been in his position for nearly nine years) and in attracting executives of the caliber of Messrs. DeByle and Abbott, both of whom have joined the Company over the past four years.

To assist in meeting the foregoing objectives, the Committee, in preparation for establishing compensation levels for its executives for fiscal 2011, asked Pearl Meyer to evaluate its executive positions, including those of all of the named executive officers, and determine the compensation provided to each, both in total and with respect to each element of compensation, relative to that provided by other manufacturing companies which are comparable to the Company and compete with the Company in attracting executive talent.  To accomplish this, Pearl Meyer used the All Manufacturing, Durable Goods Manufacturing and Cross-Industry categories of the 2010 Mercer Benchmark Database-Executive, regressed for the size of the Company relative to size of the companies that make up the relevant database.  In addition to its use of the information provided by Pearl Meyer, the Committee bases its compensation decisions on an executive’s experience, future potential, specific individual accomplishments, internal equity, and such factors as the breadth of an executive’s responsibility, including whether he or she has strategic rather than merely operational or functional responsibilities, the complexity of the function or business unit headed by an executive, whether the executive has global responsibilities, and other factors deemed relevant by the Committee.  The Committee may establish the base salary and incentive targets of an individual who is new in his or her position at a lower level and increase it over time by amounts greater than the increases granted to other executives, as the executive achieves expectations and gains experience in the position.

Prior to fiscal 2010, the Committee used data from time to time provided by Towers Watson to establish the competitiveness of each of the three components of compensation.  Towers Watson used two broad-based surveys, the Watson Wyatt Data Services Survey Report on Top Management Compensation and the Mercer Executive Benchmark Data Base – Executive Positions (the “Survey Data”) from which they chose durable goods manufacturing companies with the appropriate revenues in comparison with the Company.  Towers Watson then established the 25th, 50th and 75th market percentile for each executive in all three compensation components, and that data was used as a guide in setting the compensation level of each executive, along with the other factors described in the foregoing paragraph.

The executive compensation program has been structured by the Committee so that a substantial portion of the target compensation of each named executive for any one year is based on the performance of the Company, and that of the performance-based compensation, over half is payable in shares of Company stock, if the pre-established performance targets are met.  This reflects the Committee's belief that a significant portion of an executive's compensation should vary depending upon the performance of the Company, and should be payable in Company stock, so as to closely align the interests of executives with those of the Company's shareholders.  The Committee also believes that the percentage of an executive’s compensation which is based on the performance of the Company and the portion which is stock based should increase as the executive’s responsibility and direct ability to affect the performance of the Company increases.

Executives also participate in the same benefit plans as are provided to most salaried employees of the Company, except that only a small number of highly-compensated employees (for 2010, those with compensation in excess of $245,000), including the named executives, participate in the Supplemental

Retirement Plan (see the section headed “Pension Benefits” on page 30 of this proxy statement) and the non-qualified Deferred Compensation Plan (see the section headed “Standex Deferred Compensation Plan” on page 28 of this proxy statement).  In addition to providing retirement income through defined benefit pension plans, (which were frozen effective December 31, 2007) and a 401(k) plan, the Company also offers life insurance, medical, dental, and long-term disability benefits.  Executives also receive a limited number of perquisites that are not provided to salaried employees generally.  These benefits and perquisites are more fully described in the section of this analysis headed “Perquisites and Other Benefits.”

The named executives are covered by employment agreements, which provide for specified severance payments in the event of involuntary termination of employment while the subject agreement is in effect, both before and after a change in control of the Company, and which provide for specified payments in the event of resignation for certain identified reasons following a change in control.  A fuller description of the provisions of the employment agreements is contained in the subsection of this analysis entitled “Employment Agreements."

What follows is a more detailed description of each of the components of the executive compensation program provided to the named executives of the Company.

Elements of Executive Compensation Program

Base Salary

The Company provides a base salary to each of its named executives.  The percentage of an executive’s total compensation which consists of base salary is lower as an executive’s responsibility and ability to affect the overall performance of the Company increases.  In that regard, the percentage of Mr. Fix’s total compensation which is represented by base salary is lower than for the other named executives.

Increases in base salary generally reflect the Company’s overall wage increase budget.  The budget is generally established after a review of the rate of increases throughout the broad range of durable goods manufacturing companies which comprise the Survey Data.  In December, 2008, the Company, in response to recessionary economic conditions, announced a freeze on base compensation for all salaried employees of the Company, including the named executives, for calendar year 2009.  The base salaries of the named executives remain at the levels established on October 1, 2008, when increases were last granted.  No examination of the Survey Data was made in fiscal 2010.

The Committee has not generally used base salary as a principal method of rewarding executives for their performance.  The Committee believes that its performance-based incentive compensation program provides executives with the opportunity for substantial rewards for achieving goals that are indicators of successful performance, and has tended to rely more on those programs than on base salary adjustments to reward executives for their individual performance.

Annual Incentive Bonus

Executives may receive annual bonuses based upon the financial performance of the Company (or the business unit headed by an executive whose primary responsibilities are at the divisional rather than the corporate level) during a particular fiscal year, and their success in meeting strategic goals established by the Committee at the beginning of the fiscal year.  Each year, a percentage of the executive’s base salary is set by the Committee as a target bonus amount.  In establishing the targets, the Committee uses the information contained in the Survey Data to assist it in its determinations.  For fiscal 2010, the target bonus amount for Mr. Fix was set at 75 percent of his base salary, while for the other named executives, the target was 55 percent of base salary for Mr. Abbott, 50 percent for Mr. DeByle and Ms. Rosen and 30 percent for Mr. Mettling.

The financial and strategic performance goals used to determine the amount, if any, of annual incentive bonus are approved by the Committee, working in close conjunction with Mr. Fix.  They are set using what the Company calls a “Balanced Performance Plan,” or “BPP,” process.  Under this process, Mr. Fix and the Committee determine at the beginning of each fiscal year the key financial goals of the Company (or a division of the Company, where applicable) for the year, and the key strategic goals applicable to each executive, including Mr. Fix.  The percentage of target bonus that an executive actually receives depends upon the performance of the Company or relevant division when measured against these goals, and the executive’s performance against the applicable strategic goals.

For fiscal 2010, three financial and three or four strategic goals (depending upon the executive) were established, and a portion of the target bonus is attributable to each goal.  The financial goals for corporate executives (who include all of the named executives other than Mr. Abbott) were the achievement by the Company of targeted levels of (1) annual sales, (2) diluted earnings per share, and (3) operating cash.  While these three goals were unchanged from those of the previous year, the Committee, before approving them, made a specific determination that they represent financial objectives that correlate to the creation of shareholder value and remain appropriate measures against which to judge executive performance.

The strategic goals established by the Committee for fiscal 2010 are different for each of the named executives.  The strategic goals established for Mr. Fix were tied to specific strategic goals for the Company.  They were (1) continued restructuring of the Company, including the consolidation of the Dallas facility of the Cooking Solutions business into the Nogales, Mexico facility; (2) the identification and implementation of procurement programs that would result in savings of at least $5 million in fiscal 2010; and (3) the achievement of a significant level of sales related to entirely new products, and establishment of a “tracking” program to measure and motivate the Company’s business units to launch new products.

For the three named executive officers who head corporate staff functions, strategic goals were established which were tied to the completion of specific projects in their functional areas that were deemed important to the Company, and initiatives that would improve productivity and significantly lower the cost structures of the departments which they head, resulting in better processes and reduced corporate costs.

As part of establishing appropriate financial and strategic goals, the Committee determines what percentage of the target bonus to allocate to the attainment of the financial goals, and what percentage to the strategic goals.  The Committee determined that for fiscal 2010, 60 percent of an executive’s target bonus should be tied to the achievement of the financial performance goals, and 40 percent should be tied to meeting the strategic goals.  If actual financial performance varies from the targeted goals, the executive’s bonus will vary up or down from the target amount.  In no event will the amount of the bonus attributable to meeting the strategic goals exceed the target amount.  This weighting is a reflection of the balance that the Committee considered appropriate between the achievement of specific one-year financial goals and the satisfaction during the year of objectives that have a less direct impact on the immediate financial performance of the Company, but are important to its longer-term success.  The balance is consistent with what has been in place in recent years, and reflects the Committee’s conclusion that this balance remains correct, when the entire executive compensation program is considered.

In differentiating among the three financial performance goals, the Committee determined that achieving a specified level of earnings per share was the Company’s most important financial objective, and allocated 25 percent of the target bonus to that performance goal.  15 percent of the target bonus was allocated to sales levels, and 20 percent was allocated to achieving a specified level of operating cash flow.  The weighting reflects the Committee’s continuing belief that actual financial performance as demonstrated by earnings per share and, to only a slightly lesser extent, operating cash flow, are the most important of the Company’s performance measures.  Sales remained as the third measure of the Company’s financial performance because of a belief that increasing the size and market penetration of the Company’s operating units will correlate to improved financial performance and the creation of shareholder value.  Among the strategic goals for Mr. Fix, the Committee weighted the restructuring and new product introduction goals equally at 15%, and weighted the procurement savings goal at 10%.  The greater weighting attached to the first two goals reflects the importance placed by the Committee on the continued consolidation of the Company’s manufacturing plants and facilities and expanding the product offerings of the Company.  For the other corporate executives, the Committee weighted each strategic goal approximately equally for each executive.

Having established a target bonus for each executive, and the performance goals to be reached for the targeted bonus amount to be paid, the Committee then determined "threshold," "target" and "superior" performance levels for the financial goals for minimum, target and maximum bonus amounts, respectively, to be paid.  For each executive, the threshold bonus amount was set at 50 percent of the target bonus amount, and the superior bonus amount was set at 183 percent of the target bonus amount.  With respect to the strategic goals, the Committee establishes a target amount that will be paid if the goals are fully met.  If any of the strategic goals are determined by the Committee to have been partially met, the Committee has the ability to grant partial credit with respect to that goal.  No amount greater than the target amount shall be paid with respect to any of the strategic goals.

For fiscal 2010, the threshold, target and superior performance goals and the actual result for each of the financial objectives set out in the corporate BPP were as set forth below.

PERFORMANCE LEVELS

Goal	Weighting	Threshold	Target	Superior	Actual Results

Achieve $556 million in Sales	15%	$525 M	$556 M	$585 M	$578.6 M
Achieve $1.66/share Diluted Earnings from Continuing Operations	25%	$1.50	$1.66	$1.80	$2.20
Achieve Operating Cash Flow of $36.8 million from Continuing Operations	20%	$30 M	$36.8 M	$42.5 M	$47.6 M

The BPP process for divisional executives is the same as that for corporate executives, except that the financial and strategic goals established for them are tied directly to the objectives of the divisions which they head.  For fiscal 2010, the financial goals set for the Food Service Equipment Group, which the bonus for Mr. Abbott was based upon, were the achievement of specified threshold, target and superior performance levels of annual sales ($310, $330.5 and $350 million, respectively), earnings before interest and taxes, or EBIT ($30, $32 and $35 million, respectively), and operating cash flow ($31, $35 and $38 million, respectively).  The strategic goals for the Group were achieving specified levels of raw material and other cost savings throughout the Group, timely execution of the consolidation of the Dallas facility of the Cooking Solutions business into the Nogales, Mexico facility in accordance with a pre-established plan, and the introduction of a specified sales level of new products.

Target financial performance levels are directly tied to the fiscal year budget that is reviewed and approved by the Board of Directors.  Threshold and superior performance targets are then determined by the Committee based upon the target amounts.  In establishing the threshold and superior performance levels, the Committee sets the threshold performance level high enough so that achieving it is by no means guaranteed and sets the superior performance level high enough so that achieving it is difficult and would represent an outstanding accomplishment, if met.  The determination of whether these considerations have been met is made after discussions between the Committee and Mr. Fix, and after the Board of Directors has reviewed in detail the results for the previous year and has discussed and adopted the budget for the upcoming year.  The task was especially difficult for fiscal 2010, because of the depth of the recession that was affecting the Company when the targets for the fiscal year were set in August, 2009, and the uncertainty of the extent of any recovery in fiscal 2010.  The competitiveness of these broad parameters is reviewed from time to time with the Company’s executive compensation consultant.  The Committee adjusts the financial results for bonus determination purposes to exclude any discontinued operations, to reflect any changes in accounting principles that were not factored into the original financial forecasts for the fiscal year, and to account for any other special charges that are identified at the beginning of a fiscal year.

Despite sales levels that remained below pre-recession levels, the Company reported significant improvement in its operating performance during fiscal 2010, and exceeded the “target” BPP levels of sales, earnings per share and operating cash flow for the year.  Actual sales of $578.6 million were 165 percent of the target level, while both earnings per share and operating cash flow exceeded the “superior” target level.  As such, the Company achieved 179 percent of its BPP “target” financial performance goal.  Under the BPP for the Food Service Equipment Group, actual financial performance was 168.5 percent of the BPP target.  Sales for the Group reached $337.6 million, above the target level of $330.5 million, but below the “superior” performance level of $355 million.  EBIT and operating cash flow results of $39.7 million and $41.3 million, respectively, exceeded the respective “superior” performance targets of $35 million and $38 million.  This strong financial performance was reflected in the Company’s stock price, which increased from $11.60 at the beginning of fiscal 2010 to $25.35 on the last day of the fiscal year.

The Committee met with Mr. Fix to evaluate the performance of each executive in meeting his or her strategic goals for the year, including his own performance.  In determining the extent to which each strategic goal was met, the Committee examined the difficulty of reaching the goal, the work performed to achieve it, and any factors that arose during the year that made achievement of the goal more or less difficult.  Following its evaluation, the Committee determined that Mr. Fix had made excellent progress toward meeting all of his specific strategic goals and scored him at 90 percent of his target.  The Committee, with input from Mr. Fix, conducted the same analysis with respect to each of the other named executives, and determined that each achieved between 88 and 92.5 percent of their individual strategic goals.  Based upon these results, the Committee determined that annual incentive bonuses equal to 137 percent of target bonus would be paid to each corporate executive, and a bonus equal to 138.1 percent of Mr. Abbott’s target bonus would be paid to him.  In making this determination, the Committee decided to exercise negative discretion with respect to the bonus paid to each corporate executive so that each the bonus paid to each would be based upon the same percentage of target, despite very slight variations in the performance of each executive in relation to his or her specific strategic goals.  This was done in part because of the equal effort made by the entire corporate executive team to lead the Company through a difficult recessionary environment.

The establishment of the performance goals through the BPP process generally takes place over two meetings of the Committee, the first being the July meeting, which coincides with the meeting of the Board of Directors at which the Company’s preliminary results for the previous year are reviewed and discussed, and its operating budget for the upcoming year is presented.  The Committee then conducts an additional review of the proposed BPP for the upcoming year at a second meeting generally held in late August or early September, after the financial results for the prior year are finalized.  This two-step process provides the Committee with an ample opportunity to conduct a deliberative and interactive process that results in the establishment of goals that it is confident correlate to the overall objectives set for the Company for the upcoming fiscal year.

At its August/September meeting, the Committee determines the extent to which the financial and strategic goals of the Company for the previous year were met, and establishes the amount of bonus to be paid.  It is the present policy of the Committee not to use significant discretion in determining the amount of a named executive’s annual bonus, but to pay the amount determined in accordance with the BPP formula, although the bonuses paid to the corporate executive’s for fiscal 2010 were slightly reduced to equalize the target percentage payout to each corporate executive.

For fiscal 2011, the Committee has maintained the same 60% financial performance/40% strategic performance ratio that was in place for fiscal 2010, and has maintained the same financial performance metrics and weightings as were in place for fiscal 2010.  This decision was made after a determination by the Committee that the success of the Company in fiscal 2011 would likely be driven by continued improvement with respect to the same financial measures as were in place last year.

The Committee has also established strategic goals for each of the named executives for fiscal 2011.  As was the case for fiscal 2010, the strategic goals of the Chief Executive Officer and the Vice President, Food

Service Equipment Group are tied to the specific strategic goals of the Company and the Group, respectively, while the strategic goals of the heads of corporate staff functions are tied to specific goals established for their functions for the year.

Deferral of Annual Incentive Bonus

Because of the Committee's belief that attainment of the performance targets by the Company's senior executives correlates over the longer term to the equity performance of the Company, and for the additional purpose of retention, at least 20 percent of the dollar amount of an executive's annual incentive bonus payment must be used to purchase restricted stock pursuant to the Management Stock Purchase Program ("MSPP").  Executives may elect to use up to 50 percent of their annual bonus payment to acquire such stock.  While the annual bonus is designed primarily to motivate an executive to meet annual performance goals established under the BPP process, the stock purchase requirement adds a long-term motivational component to the bonus, which the Committee believes is important in insuring that all elements of the performance-based part of the executive compensation program are focused on the longer-term interests of the Company's shareholders.  The specific provisions of the MSPP are set forth under “Possible Payouts – Non-Equity Incentive Plan” beginning on page 25 of this proxy statement.  For fiscal 2010, the named executives elected to use the following percentages of their annual incentive bonuses to purchase shares under the MSPP – Mr. Fix, 25%; Mr. DeByle, 50%, Ms. Rosen, 20%; Mr. Abbott, 20%, and Mr. Mettling, 20%.

Long Term Incentive Program

Executives are provided with incentives to remain in the employ of the Company and to improve its longer-term stock and financial performance, through the granting of annual equity-based awards.  In establishing the total value of an executive’s award, the Committee uses the information contained in the Survey Data to assist it in its determination.  The total value of the award for each named executive for fiscal 2010 is shown under “Estimated Future Payouts-Equity Incentive Plan” on page 26 of this proxy statement.  The long-term incentive component of the program provides equity, rather than cash awards, because of the Committee’s belief that a significant portion of an executive’s total compensation package should be tied directly to the longer-term interests of the shareholders of the Company.  Awards are generally approved at the August/September meeting of the Committee, and are considered granted as of the close of business on the date of approval.

The long term incentive awards include two components.  The first component is a grant of restricted shares which is time based and designed to encourage retention of the executive.  The second component includes the grant of performance shares that are earned based on the Company’s financial performance against pre-set performance goals established by the Committee.  The Committee develops internal performance metrics each year which it believes will correlate to the creation of shareholder value, and then reviews the results annually to determine whether the metrics selected did in fact serve their intended purpose.

For fiscal 2010, 67 percent of the Mr. Fix’s total long-term incentive award was made in performance share units, and 60 percent of the award made to the other named executives was made in performance share units.  This reflects the Committee’s determination that the portion of an executive’s compensation which is directly tied to the meeting of performance goals should be higher for those executives in the strongest position to impact actual performance.  The grant date fair value of both the restricted stock and performance share units is determined by multiplying the closing stock price of the Company on the award date by the number of shares awarded.  For fiscal 2010, the target long-term incentive award for Mr. Fix was 125% of his base salary, and for Messrs. DeByle, Abbott, and Mettling and Ms. Rosen, the target awards were 70%, 85%, 25% and 55% of base salary, respectively.  What follows is a description of each of the two types of awards, and the Committee’s purpose in granting them.

Restricted Stock

The time-based restricted stock awarded to an executive will vest after three years have elapsed from the grant date, provided that the executive continues to be employed by the Company at the end of the three-year period (unless termination of employment is due to death, disability or retirement, in which case vesting will take place upon the occurrence of such event).  The primary purpose of the grant of restricted stock is to motivate the executive to remain employed in his or her position over the longer term.  Dividends on the restricted stock are accrued over the three-year vesting period, and are paid in cash immediately upon full vesting.

Performance Share Units

The Committee has structured the performance share unit component of the long term incentive program to motivate senior management of the Company to meet specific financial targets measured over a one-year period.  The targets selected are those which the Committee determines are likely to impact the longer-term financial performance of the Company and support the creation of shareholder value.  Given that the Company serves customers in over 12 end user markets in over 30 countries, which makes long-term forecasting extremely difficult, the Committee has selected a one-year rather than a multi-year measurement period in order to be able to establish financial goals for the performance shares that are consistent with the relevant market conditions and business issues that the Company faces in the near term and that at the same time will have a direct impact on the Company’s long- term financial performance.

Performance share awards are granted on an annual basis, at which time the Committee establishes specific financial targets to be used in determining if and how many shares will actually be earned by senior executives under the grant.  The number of shares earned under any grant is determined at the end of a one-year measurement period by evaluating the performance of the Company against the financial targets set by the Committee.  Shares earned are then vested in three equal annual increments, with the first occurring at the time of Committee approval of the number of shares earned following the end of the one-year measurement period, and the second and third occurring on the first and second anniversaries of that date.  Executives will generally receive a particular installment only if they continue to be employed by the Company at the time the installment vests.

The performance metrics selected by the Committee were originally chosen after an analysis by Towers Watson and management in 2007 regarding how various performance metrics allowed for under the Long Term Incentive Plan would support the creation of shareholder value and be consistent with the execution of the Company’s long term strategy.  The Long Term Incentive Plan allows for the use of one or more of the following or related measures – sales; reported earnings; earnings per share; earnings from continuing operations; earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes and/or depreciation; cash flow; return on equity, capital and/or operating assets and/or investment; gross or net profit margin; and working capital.

For fiscal year 2010, the Committee established  performance goals using a combination of EBITDA (earnings before interest, taxes, depreciation and amortization) and average return on operating assets (determined by averaging return on operating assets at the beginning and end of the fiscal year).  The Committee selected EBITDA because of its direct correlation to cash flow generation, which is critical to the Company’s ability to complete acquisitions, invest in its core businesses, continue to return cash to shareholders in the form of dividends and improve overall liquidity.  The Committee selected average return on operating assets as a second performance measure, because it is a way of determining whether the Company has invested the earnings of the business so as to best optimize the Company's return on assets.  The Committee has reviewed the continuing appropriateness of using those two metrics at those weightings each year since 2007, to insure that the metrics used are aligned with the Company’s long term performance goals.  It has concluded that the goals remain appropriate in light of the Company’s recent strategy, and correlate strongly with the Company’s overall liquidity, the continued improvement of which remains a key objective of the Company.  The Committee further determined that two-thirds of the performance measure is to be based on EBITDA growth and one-third on average return on operating assets.

The number of performance share units granted to an executive will be converted to stock of the Company at the end of the performance period on a one-for-one basis, if the performance targets are met.  If actual performance is higher or lower than the target, the conversion rate will range from 10 percent of the target award if threshold performance is met, to double the target, if the superior performance level is achieved.  In no event will any shares of stock be delivered if the targets do not reach the threshold level set by the Committee, nor will a greater number of shares than the maximum be delivered if the “superior” performance target is exceeded.  For the fiscal 2010 performance period, the threshold, target and superior performance goals for each of the two performance measures and the actual results for each of the measures were as set out below.

PERFORMANCE LEVELS

Goal	Weighting	Threshold	Target	Superior	Actual Results

EBITDA	66 2/3%	$39.2 M	$50.3 M	$57.2 M	$57.4 M
Average Return On Operating Assets	33 1/3%	21.5%	24.3%	25.4%	28.4%

The significant improvement in financial performance made by the Company in fiscal 2010 caused the Company to exceed the “superior” performance targets for both EBITDA and average return on operating assets.  As such, shares equal to 200% of the “target” performance share units awarded to each executive will be delivered.  Delivery will be made in three equal annual installments, with the first made on the date on which the Committee “certifies” the results under the plan (which it did on August 30, 2010), and the remaining two installments delivered on the anniversary dates thereafter, provided that the executive remains employed by the Company on those dates.  The Committee has reviewed the performance metrics to be used for grants of performance share units for fiscal 2011, and has determined that the same two metrics remain appropriate for fiscal 2011, in the same two-thirds to one-third ratio.

Perquisites and Other Benefits

The Company provides a limited number of perquisites to its named executives, other than Mr. Mettling, which are designed to be competitive and assist in the attraction and retention of highly qualified executives, and also to facilitate the performance of the executive's responsibilities.  The perquisites consist of a car allowance, and reimbursement of the cost of automobile operating expenses, including the cost of gasoline, auto insurance, and repairs.  Mr. Fix is reimbursed for tax return preparation and counseling.  The Company owns no aircraft, nor do its executives fly on private aircraft for business purposes.  The Company does not provide any country club or other club memberships to its executives, nor does it provide executive physical examinations.  No gross ups are provided for any attributed income relating to perquisites received by the executives.

Executives participate in the same employee benefit plans and arrangements as do nearly all salaried employees of the Company.  Such plans and arrangements include a defined benefit pension plan (which has been frozen since December 31, 2007), a 401(k) plan with a Company match of up to four percent of an employee’s base salary up to the IRS compensation limit and additional Company contributions equal to a percentage of an employee’s base salary, with the exact percentage based in part on the employee’s age (these additional contributions are designed to make employees at least partially whole for the inability to accrue additional benefits under the frozen defined benefit pension plan).  The Company suspended its contributions to the 401(k) plan effective April 1, 2009, due to economic conditions, and reinstated them on January 1, 2010.  In addition, the Company provides medical, dental, life insurance and long-term disability arrangements that are similar to those provided by similarly-situated companies, and which provide for cost sharing between employees and the Company.

The Company has a supplemental defined benefit pension plan to provide unfunded, non-qualified pension benefits to executives whose compensation exceeds the maximum permitted by the IRS to be taken into account under a tax-qualified deferred benefit pension plan ($245,000 in 2010).  That plan was also frozen effective December 31, 2007.  Because of their compensation levels, most employees will not qualify for benefits under this plan.  The total pension to be received from both the tax-qualified and non-qualified defined benefit plans is determined under a formula that is the same for all plan participants, including all of the named executives.

As part of the freezing of accruals under the defined benefit pension plan, the Company has established as of January 1, 2008, a non-qualified deferred compensation plan which is designed to meet two goals.  First, it will allow participants whose compensation exceeds the IRS limits permitted to be taken into account under a tax-qualified 401(k) plan ($245,000 in 2010) to make tax-deferred contributions and receive Company matching contributions as if the non-discrimination limitations which apply to tax-qualified 401(k) plans did not exist.  The percentage of an employee’s compensation which will be matched under the non-qualified deferred compensation plan is the same as the percentage of compensation which will be matched under the tax-qualified 401(k) plan.  As is the case with respect to the qualified 401(k) plan, matching contributions to this plan have been suspended.  In addition, employees eligible to participate in the non-qualified deferred compensation plan because their base salary and annual incentive compensation exceeds the IRS limit described previously ($245,000 in 2010) may defer additional amounts of their base salaries and annual incentive bonuses under the plan.  In no event, however, can the total amount deferred in any one year exceed 50 percent of base salary and 100 percent of the annual bonus paid under the plan.  The purpose of these changes is to allow individuals to at least partially make up from the Company’s defined contribution plan for the loss of future accruals under the frozen defined benefit plans.

Employment Agreements

The Company has entered into employment agreements with each of the named executives.  Under those agreements, the executives shall be employed for a three-year period in the case of Mr. Fix, and one year in the case of the other named executives.  The length of the agreements is based upon the Committee’s assessment of appropriate terms to attract and retain qualified executive talent, and of what is appropriate to maintain internal equity among executives.  The agreement for Mr. Fix will continue in effect through December 31, 2012, and will renew automatically for additional three-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  The agreements for the other named executives have one-year terms, and will renew automatically for successive one-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  In the event of involuntary termination for a reason other than death, or material breach of the agreement, Mr. Fix will receive base salary continuation for two years, and the other named executives will receive base salary continuation for one year.  A detailed description of additional terms of the agreements can be found under “Certain Post-Termination Payments and Employment Agreements” on page 32 of this proxy statement.

Each agreement contains a non-compete provision which precludes the executive from competing against the Company for two years after the agreement is terminated, regardless of the reason for the termination.  Such a provision is considered by the Committee to be a benefit to the Company, because it insures that those who know the most about the Company, its businesses and the markets that it serves cannot use that knowledge to adversely impact the Company after their employment ends.

In the event of a change in control, the agreements further provide for the payment of severance and other benefits in the event the executive's employment is terminated, or the executive resigns for certain specified good reasons, including a significant diminishing of his or her job duties or reporting relationship, or a diminution in base salary or incentive compensation opportunity, in either case following a change in control.  Upon such a termination or resignation, severance for Messrs. Fix and DeByle will be based upon three additional years of salary and bonus while the amount for Messrs. Abbott and Mettling and Ms. Rosen will be based upon one additional year.  The amounts reflect the determination of the Committee at the time the agreements were entered into of what was appropriate to insure that executives involved in negotiating and completing any change in control transaction will act in the best interest of shareholders, without regard to the personal dislocation that they would likely face as a result of the transaction.  These amounts are paid only upon termination or resignation for specified good reasons following a change in control and not upon the change in control itself.  Such a “double trigger” provision, requiring both a change in control and a subsequent termination or resignation for the executive to be entitled to the amounts paid under the agreement, has been determined to be appropriate by the Committee.  The Committee sees no reason for the change in control event itself to trigger any right to additional compensation or benefits, if the executive’s employment status is not significantly impacted by the change in control.

At a meeting on August 25, 2010, the Committee amended the section of the executive employment agreements that defined how the amount of the lump sum severance payment payable upon termination following a change in control is determined.  Prior to the amendment, the lump sum was based upon base salary plus the amount of the annual bonus most recently paid to the executive.  Because the amount of the bonus payments vary significantly from year to year and constitute a significant portion of the executive’s compensation, the Committee determined that providing a greater certainty to the executive as to what he or she could expect to receive upon termination following a change in control would allow the executive to focus attention on the interests of the shareholders in a change in control situation, rather than on his or her personal financial situation.  To accomplish this, the Committee determined that the amount of bonus used to calculate the lump sum payment should be based on the higher of the executive’s “target” bonus for the year in which the change in control occurs or the most recent annual bonus paid to him or her.

Tax and Accounting Aspects of Compensation

The tax deductibility by a corporation of compensation in excess of $1 million paid to the named executives is limited by Section 162(m) of the Internal Revenue Code.  "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply (within the first 25 percent of the performance period, in the case of performance periods longer or shorter than 12 months in duration), and if the compensation is paid under a plan approved by shareholders.  The Company's 2008 Long Term Incentive Plan was approved by shareholders at the Company’s 2008 Annual Meeting.

The Company does not have a specific policy regarding compliance with Section 162(m), and the Committee may choose to forego the deductions on occasion if it determines such action to be in the best business interest of the Company.  Notwithstanding the absence of a specific policy, the Committee’s intent in fiscal 2010 was to structure the executive compensation program so that all compensation would be deductible, except to the extent that the combined total of base compensation, the value of perquisites and the grant date value of restricted stock exceeds $1 million.

The American Jobs Creation Act of 2004 amended the tax rules applying to nonqualified deferred compensation.  The Company has established a separate nonqualified deferred compensation plan, effective January 1, 2008, and has certain other plans and arrangements that do require the making of technical amendments in order to comply with that statute.  The Company has made such amendments to the extent required to be made to any plan and other arrangements by the required due date for such changes.

Effective upon the adoption of the Statement of Financial Accounting Standards (“SFAS”) No. 123R on January 1, 2006, the Company has recognized compensation expense for all equity awards in accordance with the principles set forth in that accounting standard.  In determining whether to offer a particular form of compensation to executives, the Committee takes into account the accounting implications associated with that form of compensation.

Clawback Provision

The 2008 Long Term Incentive Plan, as adopted by the Board of Directors, and approved by shareholders contains a provision which authorizes the Board of Directors to recover excess incentive compensation paid under the Plan to the Chief Executive Officer and the Chief Financial Officer, in the event that the Company’s financial results for any reporting period are required to be restated downward due to misconduct, as determined by the Board of Directors, on the part of such officers.  The provision was the result of an examination by the Committee of this issue as part of its review of the provisions of the new plan in 2008, and a determination by the Committee that it is inappropriate for those officers to profit in any way from incentive compensation paid to them only because of reported financial results which were inflated due to misconduct on their part.

Stock Ownership Guidelines

During fiscal year 2006, the Committee adopted stock ownership guidelines for the named executives, out of a belief that those individuals should have at least a minimum level of stock ownership to align their interests with those of the Company’s shareholders.  Under the guidelines, Mr. Fix is required to own stock equal to at least three times his base salary, and the other named executives will be required to own stock equal to at least 1.5 times their base salaries.  Stock owned outright and unvested restricted stock is considered owned by the executive.  To determine whether the guidelines are met, shares owned will have a deemed value determined from time to time by the Committee.  No shares acquired through grants of restricted stock or stock acquired through performance share units may be sold or otherwise disposed of unless the guidelines continue to be met after the sale, or until the executive reaches 60 years of age, except to pay taxes arising in connection with the receipt of the stock.  The Committee monitors compliance with the stock ownership requirements on an ongoing basis, and the named executives are presently in compliance with the requirements.

Risk Considerations in Compensation Programs

In July 2010, the Committee reviewed the Company’s compensation policies and practices to assess whether they contain incentives that can lead to excessive or inappropriate risk taking by employees.  The Committee was assisted in its review by counsel for the Company, and materials providing guidance on the issue were provided to the Committee members in advance of the review.  Following that review, the Committee has concluded that the Company’s compensation programs, when considered both separately and taken as whole, are not reasonably likely to have a material adverse effect on the Company.  The principal factors that led to this conclusion are as follows:

•

The annual incentive compensation achievable by an executive is capped at 150% of the executive’s target bonus, thus reducing any incentive to generate an inordinately high level of performance in any one year at the expense of future performance.

•

Executives are required to use at least twenty (20%) percent of their annual incentive compensation to acquire restricted stock units, which vest three years after the date the annual incentive compensation is paid.

•

Long-term incentive compensation is paid entirely in shares of common stock.  Restricted stock granted under the plan requires that an employee remain employed for three years before the stock vests.  Shares paid pursuant to the award of performance share units are paid in three annual installments, and are paid only if the executive continues to be employed by the Company at the time an installment of shares is delivered.

•

The long-term incentive plan is based solely on total corporate, rather than business unit performance, which motivates business unit heads to focus on total corporate performance, and not just the performance of their own business units.

•

The Board of Directors is empowered to “claw back” the portion of any incentive compensation which is attributable to financial results that must be restated, or to other fraud or misconduct on the part of the executive.

•

Executives are subject to stock ownership requirements, which require that they maintain ownership of a specified amount of Company stock during the course of their employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Charles H. Cannon, Jr., Chairman

Daniel B. Hogan

H. Nicholas Muller, III

EXECUTIVE COMPENSATION

The following pages include information pertaining to executive compensation for the fiscal year ending June 30, 2010.

2010 SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Company's chief executive officer, chief financial officer, and three other individuals who served as the most highly compensated executive officers of the Company (the "named executive officers") during the fiscal year ending June 30, 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change In Pension Value and Non-Qualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)

Roger L. Fix	2010	717,800	0	898,675	737,540	196,529	91,050	2,641,594
President/CEO	2009	711,725	0	897,369	0	19,955	293,038	1,922,087
	2008	687,625	0	894,232	758,862	22,533	136,676	2,499,928

Thomas D. DeByle	2010	310,500	0	392,275	212,693	0	24,333	939,801
Vice President/CFO/ Treasurer	2009	307,875	0	217,899	0	0	17,582	543,356
	2008	85,385	100,000(2)	134,700	0	0	854	320,939

Deborah A. Rosen	2010	292,750	0	160,540	200,534	216,553	42,631	913,008
Vice President/CLO	2009	290,275	0	159,324	0	9,851	86,206	545,656
	2008	280,450	0	157,300	206,339	0	47,179	691,268

John Abbott	2010	337,400	0	462,075	256,272	16,526	27,949	1,100,222
Group Vice President	2009	334,550	0	285,846	0	540	69,854	690,790
Food Service Equip- ment Group	2008	323,250	0	402,519	244,500	30,023	8,150	1,008,442

James L. Mettling	2010	216,200	0	54,095	88,858	132,371	20,096	511,620
Vice President/ Human Resources	2009	214,375	0	53,889	0	23,015	51,765	343,044
	2008	207,125	0	53,240	91,436	24,905	22,455	399,161

____________________________________________

Footnotes to Summary Compensation Table

(1)

Since the payment of each named executive officer's annual cash incentive is dependent on meeting or exceeding certain targets and performance criteria, all annual non-equity cash incentive payments are reported under the column, "Non-Equity Incentive Plan Compensation."

(2)

Due to Mr. DeByle’s FY08 late third quarter inception of employment with the Company, (March 19, 2008) he did not participate in FY08 in the Company’s non-equity incentive plan compensation program.  Nevertheless, based upon his contributions to the Company during the latter part of FY08, he received the amount indicated, of which $50,000 was guaranteed pursuant to the Company’s offer of employment.

(3)

This column represents the aggregate grant date fair values for the restricted stock grants and Performance Share Unit (“PSU”) awards made to the named executive officers in FY 2010, 2009 and 2008, respectively.  Grant date fair value is calculated by multiplying the number of shares awarded times the closing price of Company stock on the date of the grant. The 2009 and 2008 award values are recalculated from amounts shown in prior proxy statements, due to a change in SEC disclosure requirements.  The amounts reflected in the table are computed in accordance with FASB ASC Topic 718.  In determining the grant date fair value of the PSUs, a probable outcome at target level of the performance conditions is assumed.  PSU payout can range from zero to a maximum of 200% of target performance.  In FY10, the maximum performance criteria was achieved.  In FY09, no PSU shares were earned, as the minimum performance criteria was not met.  The maximum payout values of PSUs, assuming achievement of 200% of the performance conditions, is as follows:  for Mr. Fix: $1,204,050 for FY10; $1,204,302 for FY09; $1,214,840 for FY08; for Mr. DeByle: $261,750 for FY10; $262,416 for FY09; for Ms. Rosen: $191,950 for FY10; $192,126 for FY09; $188,760 for FY08; for Mr. Abbott: $345,510 for FY10; $342,078 for FY09; $275,880 for FY08; for Mr. Mettling: $66,310 for FY10; $65,604 for FY09; $62,920 for FY08.  Assumptions used in the calculation of these amounts are discussed in the Stock Based Compensation and Purchase Plans Note to the Company’s audited financial statements for fiscal year end June 30, 2010, included in the Company's Annual Report on Form 10-K, filed with the SEC on August 27, 2010.  The terms of all restricted stock and PSU grants are set forth in the Compensation Discussion and Analysis on pages 16 and 17 of this proxy statement.

(4)

The amount shown in this column is based on performance in the year shown, but is determined and paid during the first quarter of the following year.  A portion of the total cash incentive earned by each named executive is used to purchase restricted stock under the Management Stock Purchase Plan ("MSPP") at a 25% discount from the lower of the fair market value on the date of grant or the last day of the fiscal year in which the incentive was earned (see the Compensation Discussion and Analysis on page 16 of this proxy statement for additional details).  The MSPP restricted stock is subject to a three-year cliff vesting period from the date of acquisition.  Dividends accrue and are paid in the form of cash on the vesting date.  For FY 10, the percentage of cash incentive which each named executive officer elected to defer is as follows:  Mr. Fix: 25%; Mr. DeByle: 50%; Ms. Rosen: 20%; Mr. Abbott: 20%; Mr. Mettling 20%.

(5)

The amounts shown are: (i) the aggregate change in the actuarial present value of each named executive’s accumulated benefit under the Company’s defined benefit plans (including supplemental plans) from July 1, 2009 to June 30, 2010 (see Pension Benefits on page 30 for a complete discussion of the Company’s defined benefit plans) and (ii) above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on balances in non-qualified defined contribution plans.  Mr. DeByle does not participate in the pension plan, as he began employment with the Company subsequent to the December 31, 2007 freezing of the pension.

(6)

Included in this column are (i) dividends paid during the fiscal year for restricted stock awards that cliff-vested during the fiscal year.  Such dividends accrued during the three year vesting period and were not factored into the grant date fair value reported in the table.  The dividend totals for each named executive are as follows:  Mr. Fix: $41,583; Mr. DeByle: $2,139; Ms. Rosen: $8,354; Mr. Abbott: $9,786; Mr. Mettling: $3,928.  Further shown are (ii) the contribution made by the Company to each named executive’s 401(k) and non-qualified defined contribution plan accounts, which was $39,250 for Mr. Fix; $7,763 for Mr. DeByle; $16,102 for Ms. Rosen; $13,496 for Mr. Abbott and $12,972 for Mr. Mettling.  Also shown is (iii) the dollar value of life insurance premiums paid by the Company during the year for the benefit of each named executive officer, as follows:  $10,217 for Mr. Fix; $2,264 for Mr. DeByle; $5,643 for Ms. Rosen; $4,667 for Mr. Abbott; and $3,196 for Mr. Mettling.  Finally, included are (iv) perquisites provided to each named executive, which consist of the use of a leased automobile.  The only perquisites that exceeded $10,000 were automobile allowances of $12,167 for Mr. DeByle and $12,532 for Ms. Rosen.  No other perquisites exceeding $10,000 were provided to any other named executive.  None of the perquisites provided to any named executive exceed the greater of $25,000 or 10% of the aggregate value of all perquisites received by a named executive.

2010 GRANTS OF PLAN-BASED AWARDS

The following table shows information concerning grants of plan-based awards made during fiscal 2010 to the named executives, all of which are made pursuant to the Company’s shareholder-approved 2008 Long Term Incentive Plan.  A more detailed description of the awards is set forth in the narrative disclosure which follows the table and the footnotes to the table.

		Date of							All
		Compen	Possible Payouts			Estimated Future			Other
		sation	Under Non-Equity			Payouts Under Equity			Stock	Fair
		Com-	Incentive Plan Awards			Incentive Plan Awards			Awards	Value
		mittee	(in dollars)			(in shares)			# of	Of Stock
Name	Grant Date	Action (1)	Minimum	Target	Superior	Threshold	Target	Superior	Shares	Awards (2)

Roger L. Fix	9/2/09		$0	$538,350	$807,525
	9/2/09					3,450	34,500	69,000		$602,025
	9/2/09								17,000	296,650

Thomas D.	9/2/09		$0	$155,250	$232,875
DeByle	9/2/09					750	7,500	15,000		$130,875
	9/2/09								5,000	87,250
	9/25/09								9,000	174,150

Deborah A.	9/2/09		$0	$146,375	$219,563
Rosen	9/2/09					550	5,500	11,000		$ 95,975
	9/2/09								3,700	64,565

John Abbott	9/2/09		$0	$185,570	$278,355
	9/2/09					990	9,900	19,800		$172,755
	9/2/09								6,600	115,170
	9/25/09								9,000	174,150

James L.	9/2/09		$0	$64,860	$97,290
Mettling	9/2/09					190	1,900	3,800		$ 33,155
	9/2/09								1,200	20,940

__________________________________

Footnotes to 2010 Grants of Plan-Based Awards Table

(1)

The date of the Compensation Committee action was the same as the date of grant for all plan-based awards.

(2)

The amounts set forth in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718.  In determining the fair value of estimated future payouts under the equity incentive plan award, it was assumed that the “target” performance was achieved.

Possible Payouts – Non-Equity Incentive Plan

The amounts set forth under this heading are the amounts of annual bonus that would be paid out to each of the named executives for fiscal year 2010 if the minimum, target and superior performance targets established in the Balanced Performance Plan (BPP) applicable to each named executive were met.  A more detailed description of those targets is contained under the section of the Compensation Discussion and Analysis headed “Annual Incentive Bonus” on page 12 of this proxy statement.  The target bonus payout for Mr. Fix represents 75% of his base salary, while the target bonus payout for Mr. Abbott is 55% of his base salary.  For Mr. DeByle and Ms. Rosen, the target bonus is 50% of base salary, and for Mr. Mettling, it is 30% of base salary.  No bonus attributable to the financial performance goals will be paid unless the threshold performance target for a particular goal is met.  If that occurs, 50% of the target bonus amount attributable to that goal (which is the percentage of the target bonus equal to the weighting given to that goal--see the discussion under “Annual Incentive Bonus” on page 12 of this proxy statement) will be paid.  A bonus could be paid based upon success in meeting one or more of the strategic objectives, notwithstanding that none of the threshold financial performance targets are achieved.

The executives are required to use at least 20% (and they may elect to use up to 50%) of their annual bonuses to purchase restricted stock of the Company.  The shares of restricted stock will be purchased at a 25% discount from the "fair market value" of the stock, which is the lower of its closing market price on either the last day of the fiscal year for which the annual bonus is paid, or the date on which payment of the annual bonus is actually made.  Payment of the annual bonus is made on the 75th day following the end of the fiscal year (or the last business day prior to the 75th day, if the 75th day is not a business day).  Delivery to the executives of the shares purchased will occur three years after the date of purchase, unless the executive dies, becomes disabled or retires prior to the end of the three-year period, in which case the stock will immediately vest.  Dividends on the shares purchased, which are payable at the same rate as for all issued and outstanding stock of the Company, will accrue and be paid to the executives upon vesting.

Estimated Future Payouts-Equity Incentive Plan

The amounts set forth under this heading show the number of shares of Company stock that will be delivered to the named executives if the Company's performance goals established under the performance share unit component of the Long Term Incentive Plan reach specified threshold, target and superior performance levels at the end of the performance period which began on July 1, 2009 and ends on June 30, 2010.  The levels are disclosed in the section of the Compensation Discussion and Analysis headed “Performance Share Units” on page 17 of this proxy statement.  No shares will be delivered unless the threshold performance level is reached.  Similarly, in no event will a greater number of shares than the number shown for attaining the superior performance level be delivered, even if actual performance exceeds that level.  Shares earned under the awards will be paid in three equal annual installments, with the first installment paid as of the date when the Compensation Committee certifies the extent to which the performance goals were met and the remaining two installments paid as of the next two anniversary dates.  Executives who are not employed by the Company at the time when shares are to be delivered shall forfeit their right to those shares.

The number of shares to be delivered if target performance is met, plus the number of shares of time-based restricted stock awarded to the named executives on the same date (awards of both were made on the day they were approved by the Compensation Committee), have a grant date fair value, based upon the closing stock price on the date the awards were made, of 125% of base salary for Mr. Fix, 85% for Mr. Abbott, 70% for Mr. DeByle, 55% for Ms. Rosen, and 25% for Mr. Mettling.

All Other Stock Awards

The amounts set forth under this heading disclose shares of time-based restricted stock awarded to the named executives under the long-term incentive program are disclosed.  These shares will vest three years from the date of the award.  During the three-year period, executives shall have voting rights and shall accrue dividends on the shares, which shall be paid in cash at the end of the three-year period.  Executives will forfeit the right to receive the shares if their employment terminates prior to the end of the three-year period, unless termination is the result of the death, disability or retirement, in which case all restricted stock awarded to the executive will immediately vest as of the date of such occurrence.  The additional shares of restricted stock granted to Messrs. DeByle and Abbott on September 25, 2009 will vest in three equal installments on September 25, 2010 and the next two anniversary dates thereafter, provided that they remain employed (other than because of death or disability) when an installment is due.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2010 to the named executive officers.  The Company has not awarded stock options since fiscal year 2003.  There are no outstanding option awards to report.

	Stock Awards
Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares of Units that have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other rights that have Not Vested ($) (2)
Roger L. Fix	103,690	2,628,542	69,000	1,749,150
Thomas D. DeByle	19,700	499,395	15,000	380,250
Deborah A. Rosen	15,658	396,930	11,000	278,850
John Abbott	38,456	974,860	19,800	501,930
James L. Mettling	6,563	166,372	3,800	96,330

__________________________

(1)    The following table sets forth the vesting dates for the unvested shares awarded to each named executive:

	Roger L. Fix	Thomas D. DeByle	Deborah A. Rosen	John Abbott	James L. Mettling
8/28/10	16,733		5,200	13,400	1,767
8/30/10	23,000	5,000	3,666		1,266
9/02/10		5,000
9/13/10	7,765		1,407		935
9/18/10	12,400			3,300
9/25/10		3,000		3,000
3/20/11		2,000
8/26/11	12,600	3,700	2,700	4,900	900
8/30/11	23,000	5,000	3,666	6,600	1,266
9/02/11				7,856
9/12/11	12,192		2,652		1,762
9/25/11		3,000		3,000
8/30/12	23,000	5,000	3,667	6,600	1,267
9/02/12	17,000		3,700	6,600	1,200
9/25/12		3,000		3,000
Contingent on future events	25,000*
TOTAL	172,690	34,700	26,658	58,256	10,363

*

These shares were granted to Mr. Fix on January 25, 2006, and were scheduled to vest in equal installments on August 31, 2007, 2008 and 2009.  However, Mr. Fix has elected to defer receipt of these shares until the later of 6 months after the termination of his employment or January 2 of the year following the year in which his employment terminates.

(2)

The value shown in this column is calculated by multiplying each named executive's aggregate unvested shares by the closing price of the Company's stock on June 30, 2010 ($25.35).

(3)

The number of shares shown in this column represent the conversion of PSU units to shares of common stock once the Compensation Committee of the Board of Directors confirms that certain performance criteria are met (see discussion of PSUs on page 17 of this proxy).  For fiscal 2010, the maximum performance measures were met, and therefore, the maximum number of shares are shown in the table.  PSU shares are paid out to each named executive on the date on which the Compensation Committee certifies the extent to which the performance measures were met, and the remaining two thirds are paid out on the successive anniversary dates thereafter.

The following table contains information regarding each named executive officer’s participation in the company’s Deferred Compensation Plan (the “Plan”).  A description of the Plan and its material features follows the table.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY ($) (1)	Registrant Contributions In Last FY ($) (2)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance At Last FY ($)
Roger L. Fix	23,640	27,229	26,436	0	256,696
Thomas D. DeByle	4,585	0	64	0	5,768
Deborah A. Rosen	0	8,783	5,766	0	58,564
John Abbott	1,088	5,061	9,403	0	94,595
James L. Mettling	0	7,567	546	0	32,783

(1)

The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned “Salary.”

(2)

The amount shown in this column is included in footnote (6)(ii) to the Summary Compensation Table and is included in the column captioned “All Other Compensation.”

STANDEX DEFERRED COMPENSATION PLAN

Effective January 1, 2008, the Retirement Plans Committee of the Board of Directors of the Company formally adopted the Standex Deferred Compensation Plan (the “Plan”).  The Plan has been adopted in conjunction with the freezing on December 31, 2007 of the Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan which is designed to provide pension benefits based on compensation in excess of the compensation limit, such that a participant will be entitled to a total pension calculated in accordance with the formulas contained in the Standex Retirement Plan, without regard to the compensation limit.

The Plan, a “top hat” plan under the regulations of the U.S. Department of Labor, is an unfunded plan maintained for the purpose of permitting a “select group of management or highly compensated employees,” as defined in the Employee Retirement Income Security Act of 1974, to defer up to 50 percent of their base salary and 100 percent of their annual bonus, except that no portion of their compensation up to the compensation limit under Section 401(a)(17) (the “compensation limit”) of the Internal Revenue Code (the “Code”) may be deferred under the Plan.  That compensation limit for 2010 is $245,000.  For each Plan Year (January 1 – December 31), the Company shall make a matching contribution on behalf of each participant who defers compensation for the Plan year equal to:

•

100% of the amount the participant elects to defer that does not exceed 3% of the participant’s compensation (total salary plus annual incentive paid during the Plan Year) (“Compensation”) plus

•

50% of the participant’s deferrals that exceed 3% of Compensation but do not exceed 5% of the participant’s Compensation.

The Company shall also contribute two types of employer contributions to the participant’s account, also in accordance with the formulas contained in the Standex Retirement Savings Plan, without regard to the compensation limit:  a 1% employer contribution on all earnings in excess of the compensation limit, and an age based employer contribution.  The age based employer contribution is limited to those who worked at a location offering the Standex Retirement Plan, who were at least age 40 and actively employed on December 31, 2007.  This age based employer contribution will be contributed entirely to the Standex Deferred Compensation Plan for a select group of employees due to statutory limitations imposed by nondiscrimination testing requirements.

Age as of 12/31/2009	Contribution as a % of Compensation
Under 40 years	0%
40 - 44	1%
45 – 49	3%
50 – 54	6%
55 and older	7%

Each year by December 31st, participants can elect to defer salary that would otherwise be paid during the next calendar year and to defer any annual incentive payment.  All deferral elections are irrevocable.

Participants shall obtain a return on amounts deferred which equals the investment performance of specific investments selected by participants from an array of investment options offered under the Plan.  The options are substantially similar to those offered under the Company’s Retirement Savings Plan, a 401(k) plan offered to a broad range of salaried employees (the “401(k) Plan”).  All of the named executive officers are eligible to participate in the Plan.  Participants are 100% vested in all amounts deferred and in all amounts credited to the participant’s account attributable to Company contributions.

The amounts deferred will not be set aside in separate accounts for each of the participants in the Plan, but the total amounts deferred by all participants will be deposited into a grantor trust established under subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code.  The assets of the grantor trust will be subject to the claims of the Company’s general creditors in the event of the insolvency of the Company, but would not otherwise be available to the Company.

Distribution of all amounts deferred, including investment gains and losses and Company matching contributions, will be made in accordance with the distribution elections made by Plan participants prior to the actual deferral of any compensation.  A participant may elect the timing and form for the payment of benefits, provided that account balances of $10,000 or less will be distributed in a lump sum.  Generally, a participant will receive disbursements of deferred amounts upon termination of service, or at a scheduled in-service withdrawal date chosen by the participant.  Upon termination of service, distributions of a participant’s account may be made in annual, quarterly or monthly installments over a specified number of years or in a single lump sum.  The Plan is intended to comply with Section 409A of the Code.  Under Section 409A, the payment date of deferred compensation will be delayed for six months for any named executive.  Participants are permitted to withdraw amounts deferred for unforeseen emergencies and, if this occurs, the participant’s deferral election for the remainder of the Plan year will be cancelled.  Distributions of the remaining vested balance of each participant’s account shall automatically be paid as a lump sum payment upon the occurrence of a change in control.

From April 1, 2009 through December 31, 2009, all Company contributions to the Plan were suspended, as part of the cost reduction program implemented by the Company in response to the severe recessionary conditions which began to affect the Company in the fall of 2008.  Contributions began again on January 1, 2010.

STOCK VESTED DURING THE FISCAL YEAR

The following table sets forth certain information with respect to shares of restricted stock and stock earned pursuant to the award of performance shares units which vested during the fiscal year ended June 30, 2010, with respect to the named executive officers.  No stock options vested during the year and no shares were acquired upon the exercise of any stock option.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($) (2)

Roger L. Fix	34,537(1)	$648,321
Thomas D. DeByle	2,000	54,500
Deborah A. Rosen	6,177	114,902
John Abbott	9,200	180,472
James L. Mettling	2,549	48,128

____________________________

(1)

An additional 8,333 shares of restricted stock granted to Mr. Fix vested on August 30, 2009.  Those shares are not included here because Mr. Fix elected at the time of the grant made to him to defer acquisition of those shares until after the termination of his employment.

(2)

The value realized represents the fair market value of the Company’s shares on the vesting date.

PENSION BENEFITS

The named executive officers, other than Mr. DeByle, are participants in the Standex Retirement Plan and the Standex Supplemental Retirement Plan.  Mr. DeByle first became employed by the Company after January 1, 2008, the date on which the two plans were frozen as to future benefit accruals and new participants.

The Standex Retirement Plan is a tax-qualified defined benefit pension plan which covers the majority of the Company's salaried employees who first became employed by the Company prior to January 1, 2008.  The plan provides a retirement benefit that is determined under a benefit formula.  For all of the named executives, other than Mr. Fix, the formula is 1.35% times years of service times average compensation.  For Mr. Fix, the formula is 3.85% times years of service times average compensation.  Average compensation is equal to a participant’s average monthly compensation during the three consecutive calendar years prior to calendar year 2008 during which the participant’s compensation is the highest.  For this purpose, compensation includes base salary and annual bonus, and compensation in any year is limited by the compensation limit in the

Internal Revenue Code ($245,000 for 2010).  The normal retirement benefit is payable at age 65 in the form of a single life annuity.  Other forms of payment which may be elected, all of which are actuarially equivalent to the normal retirement benefit, are qualified 50%, 66 2/3% and 100% joint and survivor annuities and a ten-year certain and continuous annuity.  Participants who have at least ten years of service may commence receipt of the pension benefit as early as age 55, in which case their benefit will be reduced by 3% for each year their benefit begins before age 65.  Payments from the Retirement Plan are made from a separate trust, the assets of which may be used only to provide pension benefits to plan participants.

The Standex Supplemental Retirement Plan is a non-qualified plan, which restores the pension benefits which would otherwise have been payable under the Retirement Plan, but for the compensation limits imposed under the Internal Revenue Code.  The benefit formula is the same as that in the Retirement Plan, except that the benefit multiplier is also 1.35% for Mr. Fix.  As a result, the total pension benefit payable from the two plans for Mr. Fix is based on the same formula as for the other named executives.  Benefits under the Supplemental Retirement Plan will be payable as a temporary life annuity for not longer than 10 years or as a temporary joint and 100% survivor annuity for not longer than 10 years.  In addition, the pension benefit will commence beginning as of the later of age 55 or six months after termination of employment.  The pension benefit payable from the Supplemental Retirement Plan is made from the general assets of the Company.

The present value of each participant's accumulated benefits, which is shown in the Pension Benefits Table below, has been calculated using the same assumptions as are used in determining the SFAS 87 pension disclosure, except for an assumption that the pension benefit commences at age 65.  Specifically, the assumption is that 15% of the benefit is payable as a single life annuity and that 85% of the benefit is payable as a joint and 50% survivor annuity, with a female spouse who is three years younger than a male participant if the spouse was male, and a male spouse who is three years older than a female participant.  Also, the present value is determined using a 5.9% discount rate and the RP-2000 Combined Healthy Mortality table, with separate rates for males and females projected ten years with Scale AA as of June 30, 2010, and with no pre-retirement mortality.

Both the Retirement Plan and the Supplemental Retirement Plan were frozen as of December 31, 2007, such that no additional pension benefits will be accrued for service after that date, and no employees who first became employed by the Company after that date will become participants in the Plan.  As of January 1, 2008, the Standex Retirement Savings Plan was enhanced (although Company contributions to that Plan, which were a significant part of the enhancements, were suspended from April 1, 2009 through December 31, 2009, as part of the cost reduction program implemented by the Company in response to the severe recessionary conditions which began to affect the Company in the fall of 2008).  A description of the enhancement is set forth under “Standex Deferred Compensation Plan” on page 28 of this proxy statement.

PENSION BENEFITS TABLE

Name	Plan Name	# Years of Benefit Service	Present Value of Accumulated Benefits	Payment During Fiscal 2010

Roger L. Fix	Retirement Plan	7	$401,692	0
	Supplemental Retirement Plan	7	$371,766	0

Deborah A. Rosen	Retirement Plan	23	$429,857	0
	Supplemental Retirement Plan	23	$385,906	0

John Abbott	Retirement Plan	2	$ 30,749	0
	Supplemental Retirement Plan	2	$ 24,272	0

James L. Mettling	Retirement Plan	20	$601,133	0
	Supplemental Retirement Plan	20	$104,518	0

Mr. DeByle joined the Company in March, 2008, after accruals under the above plans had been frozen, and as a result, he is not accruing benefits under those plans.

Certain Post-Termination Payments and Employment Agreements

The Company has entered into employment agreements with its named executive officers.  The agreement for Mr. Fix provides for continuing employment in his present capacity, or a substantially equivalent position, through December 31, 2012, unless he dies, becomes disabled, or materially breaches the agreement.  Mr. Fix’s agreement shall automatically renew for additional three-year periods unless notice of an intent not to renew is given by either party at least thirty days prior to the end of the initial or any renewal term.  The agreements for the other named executives are one year in duration, and will renew automatically for successive one-year terms, except that either party may give thirty days notice of its desire to terminate the agreement.  The agreements provide for continuation of certain compensation and benefits upon the occurrence of certain specified events during the periods when the agreements are in effect.  Those occurrences, and the compensation and benefits which shall be paid following such events, are described in the paragraphs below.  In addition, the terms of the stock awards made to the executives, including restricted stock and stock options, provide for accelerated vesting of the awards upon termination for certain specified reasons.  Those situations are also described below.

Acceleration of Stock Awards

In the event of the death, long-term disability or retirement of the executive (retirement means termination of employment after reach age 55 with ten or more years of service, or reaching age 65, regardless of the number of years of service), under the terms of the awards made to the executive, the unvested restricted stock awarded, consisting of time-based restricted stock awarded under the long-term incentive program, and MSPP shares purchased with a portion of the executive’s annual bonus, will immediately vest.  The number of unvested shares that would become vested if the executive’s employment terminated due to death, disability or retirement, and the value of such shares as of June 30, 2010, is as follows:

	Number of Unvested Shares	Value on June 30, 2010

Roger L. Fix *	61,957	$1,570,610
Thomas D. DeByle	19,700	$499,395
Deborah A. Rosen	13,059	$331,046
John Abbott	34,656	$878,530
James L. Mettling	5,697	$144,419

________________________

*  This table does not include the 25,000 restricted stock units granted to Mr. Fix on January 25, 2006, because Mr. Fix is already fully vested in them.  He irrevocably elected to defer receipt of the shares until after the termination of his employment.  If he died or became disabled (he is not eligible to retire as of June 30, 2010), he would become entitled to the shares.  Their value as of June 30, 2010 is $633,750.

In the event of the executive’s voluntary or involuntary termination of employment (for a reason other than death, disability or retirement), the executive shall receive a cash payment with respect to any unvested MSPP shares equal to the lower of the portion of the executive’s annual incentive bonus used to purchase MSPP shares or the value of the MSPP shares purchased with that portion of the executive’s bonus.  For each named executive, the cash amount payable in this situation assuming a termination date of June 30, 2010 would be as follows:  Mr. Fix, $317,852; Mr. DeByle, $0; Ms. Rosen, $64,494; Mr. Abbott, $122,250; and Mr. Mettling, $42,859.  These amounts are determined using the value on June 30, 2010 of the shares purchased.

An executive who is granted performance share units and who dies, retires or becomes disabled during the three-year period over which any shares earned under the award vest will be entitled to a pro rata portion of the shares earned, based upon the portion of the three-year period during which the shares vest.  If an executive died, retired or became disabled as of June 30, 2010, he or she would be entitled to pro rata payments for shares earned pursuant to awards made on September 18, 2007 for Messrs. Fix and Abbott, and August 28, 2007 for Messrs. Abbott and Mettling and Ms. Rosen (no award was made to Mr. DeByle, who did not become employed by the Company until March 20, 2008) and September 2, 2009.  No shares were earned pursuant to grants of performance share units made on August 26, 2008.  The number of shares earned by an executive as of June 30, 2010 and to which he or she would be entitled, and the dollar value of those shares as of such date are as follows:

	Number of Shares Earned as of 6/30/10	Total Value Based on 6/30/10 Stock Price

Roger L. Fix	39,734	$1,007,257
Thomas D. DeByle	5,000	$126,750
Deborah A. Rosen	6,266	$158,843
John Abbott	10,500	$266,175
James L. Mettling	2,133	$54,072

Employment Agreements – Death, Voluntary Termination or Material Breach

In the event of the executive’s death, voluntary termination of employment, or involuntary termination due to a “material breach” of the agreement, which means 1) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or 2) the willful, deliberate and continuous failure of the executive to perform his or her duties after being properly demanded to do so, the executive shall not be entitled under the employment agreement to any salary or benefits continuation beyond the date of termination.  The same applies to termination of the executive’s employment due to a disability which the Company determines renders him or her unable to perform the services required under the agreement, except that termination for such reason will not be effective until the disability has continued for a period of at least six months, and in the case of Mr. Fix, until six months’ notice of termination is given to him, after the six-month disability period has elapsed.

Employment Agreements – Involuntary Termination

In the event of the involuntary termination of an executive's employment, for a reason other than death, disability, a material breach or following a change in control, the agreements provide that the executive shall continue to receive his or her then current base pay for a period of one year (except that payment shall be made for two years, in the case of Mr. Fix, with the amount which equals twice the compensation limit set forth in section 401(a)(17) of the Internal Revenue Code [which limit is $245,000 for 2010] payable over a two-year period, and the remainder payable in a lump sum immediately upon termination).  In addition, medical and dental insurance coverage shall be continued for Mr. Fix for up to one year.  At the base salaries of the named executives as of June 30, 2010, and the cost of continuing medical and dental coverage to Mr. Fix for one year at current costs, the amounts payable to each executive in such circumstances would be as follows:

	Severance Pay	Medical and Dental Coverage

Roger L. Fix	$1,435,600	$ 13,367
Thomas D. DeByle	$310,500	$0
Deborah A. Rosen	$292,750	$0
John Abbott	$337,400	$0
James L. Mettling	$216,200	$0

______________________

Employment Agreements – Change in Control

The employment agreements also provide for the making of certain payments to the named executives in the event of the involuntary termination of the executive's employment after a change in control of the Company (which is defined to mean a transaction reportable under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934), or the executive's resignation following a change in control for specified good reasons, including adverse changes in the executive's general area of responsibility or reporting relationship, title or place of employment, or diminution of the executive's base salary, incentive compensation opportunity or benefits.  The compensation and benefits to which Mr. Fix is entitled following such an event are as follows:  (a) immediate lump sum payment equal to three times the sum of (i) current base salary, and (ii) the higher of target annual incentive bonus as of the date immediately prior to the change in control or the annual incentive bonus most recently paid; (b) immediate 100% vesting in all unvested equity benefits, including all time-based restricted stock (which includes any increase in the value of MSPP shares purchased with a portion of an executive’s annual bonus over the price paid for such shares), performance share units, and stock options; (c) the crediting of three additional years of benefit service for purposes of calculating the executive's pension under the Company's defined benefit pension plans, with the assumption that the executive's compensation for pension plan calculation purposes for each of those three years is the amount used to determine his or her lump sum under (a) above; (d) continuation at the employer's expense of all life insurance and medical plan benefits for three years, as if the executive was still an employee during the three-year period; and (e) a gross-up of the amount of excise tax for which the executive may be responsible under Sections 280G and 4999 of the Internal Revenue Code, as a result of the receipt of the payments made in (a) through (d) above, as well as reimbursement for the amount of any income tax and other tax-related payments attributable to the excise tax that may be imposed on the executive.  If the employer fails to pay the full gross-up amount within 20 days of timely demand from the executive that it do so, the employer shall be additionally liable for a late fee equal to 75% of the executive's most recent annual base salary.

The compensation and benefits payable to Messrs. Abbott and Mettling and Ms. Rosen under their agreements shall be the same, except that the lump sum severance payment shall be based on one year’s salary and bonus, one year of additional benefit service shall be credited to their service under the pension plans, with the assumption that their compensation for each of those three years is the amount used to determine their lump sum as described under (a) in the paragraph above, medical benefits and life insurance shall be continued for one year, and no excise tax gross-up is provided.  Mr. DeByle’s agreement is the same as those of Messrs. Abbott and Mettling and Ms. Rosen except that it provides for a lump sum severance payment equal to three years’ base salary plus three times the most recent annual bonus paid to him, and he will receive no additional pension credit, because he is not a participant in the Company’s defined benefit pension plans.

An executive who is eligible to retire and commence receipt of a pension under the Company’s defined benefit pension plans as soon as his or her employment terminates would be able to receive both severance and pension payments.  As of June 30, 2010, Mr. Mettling and Ms. Rosen were eligible to retire.

If termination were to have occurred on June 30, 2010, upon a change in control occurring on the same date, here is the value of what each of the named executives would have received:

	Severance	Acceleration Of Unvested Stock Awards (1)	Benefits (2)	Pension Enhancement (3)	Excise Tax Gross-Up (4)

R. L. Fix	$4,429,986	$3,268,147	$57,290	$1,345,855	$2,118,115
T. D. DeByle	$1,231,500	$633,011	$15,495	$0	$0
D. A. Rosen	$408,881	$420,521	$16,376	$313,587	$0
J. Abbott	$581,900	$1,156,329	$15,477	$130,932	$0
J. L. Mettling	$307,636	$142,469	$14,354	$52,364	$0

_____________________________

(1)

This amount represents the value received upon acceleration of the vesting of all unvested restricted stock and unvested shares earned pursuant to previously-granted performance share units under the Company’s Long Term Incentive Plan.  The amounts do not include the price paid for restricted stock purchased pursuant to the MSPP with a portion of the executive’s annual incentive bonuses, because the executive would be entitled to the price paid for those shares as of June 30, 2010 without a change in control event.

(2)

The amounts represent the compensation cost to the Company of providing continued medical and life insurance benefits to the named executives for three years after June 30, 2010, based on 2010 premium costs and assuming increases in medical costs over the three-year period (one year in the case of Messrs. DeByle, Abbott and Mettling and Ms. Rosen), which are based on the medical inflation assumptions which the Company has used in valuing the cost of its retiree medical benefit obligations under FAS 106.  The Company does not provide retiree medical benefits to its salaried retirees.

(3)

The dollar amount shown in this column reflects two numbers.  The first is the additional amount that an executive would receive from the Supplemental Retirement Plan over and above the executive’s accumulated benefits under that plan (which is disclosed in the Pension Benefits table under “Pension Benefits” on page 30 of this proxy statement).  The additional amount is due to the fact that following a change in control, an executive’s accumulated benefits under the Supplemental Retirement Plan are payable in a lump sum, using different assumptions than those used to calculate payment in an annuity form.  The lump sum amount payable is equal to the present value as of July 1, 2010 of the single life annuity the executive could receive beginning as of his or her earliest retirement age.  The executive’s earliest retirement age is (a) July 1, 2010 if the executive had attained age 55 and completed at least ten years of eligibility service as of June 30, 2010, (b) the first day of the month coincident with our next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2010, but had completed at least ten years of eligibility service as of June 30, 2010, or (c) the later of July 1, 2010 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service as of June 30, 2010.  Present value is determined based on the assumptions under the Retirement Plan.  For lump-sum payments on July 1, 2010, those assumptions are the May, 2010 Pension Protection Act segment rates of 3.12%, 4.97% and 5.47% and the Pension Protection Act 2010 Optional Combined, Unisex mortality table.  The value of the additional amounts payable to each executive under this calculation are: Mr. Fix, $37,969; Mr. DeByle, $0; Ms. Rosen, $243,953; Mr. Abbott, $2,562; and Mr. Mettling, $18,871.

The second component of the dollar amount shown here is the amount of the lump sum payable due to the attribution under the employment agreements of three additional years of service to Mr. Fix and one year of additional service to each of the other named executives at the level of annualized compensation used to determine the amount of severance.  That lump-sum payment is equal to (1) the present value as of July 1, 2010 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive’s earliest retirement age based on actual and imputed compensation and service as of June 30, 2010, minus (2) the present value as of July 1, 2010 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive’s earliest retirement age based on actual compensation and service as of June 30, 2010.  The executive’s earliest retirement age is (a) July 1, 2010 if the executive had attained age 55 and completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2010, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2010, but had completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2010, or (c) the later of July 1, 2010 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service (including imputed eligibility service for purposes of (1) above) as of June 30, 2010.  Present value is determined based on the assumptions under the Retirement Plan.  For lump-sum payments on July 1, 2010, those assumptions are the May, 2010 Pension Protection Act segment rates of 3.12%, 4.97% and 5.47% and the Pension Protection Act 2010 Optional Combined, Unisex mortality table.  The amounts of the lump sum payable under the employment agreements are as follows:  Mr. Fix, $1,307,886; Mr. DeByle, $0; Ms. Rosen, $69,634; Mr. Abbott, $49,802; and Mr. Mettling, $112,061.

(4)

The dollar amount shown here reflects the amount payable to make the executive whole for the “parachute payment” excise tax of 20% owed on amounts of severance and other benefits in excess of the named executive’s W-2 compensation “base amount,” which is the average of the executive’s W-2 compensation for the years 2005 – 2009.

OTHER INFORMATION CONCERNING THE COMPANY

BOARD OF DIRECTORS AND ITS COMMITTEES

Ten meetings of the Board of Directors were held during the fiscal year ended June 30, 2010, six of which were conducted telephonically.  Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served.  The Board operates pursuant to Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors.  These Guidelines can be found on the Company’s website at www.standex.com under the heading Corporate Governance.

Compensation Committee

The Board has a Compensation Committee consisting of Messrs. Cannon (Chairman), Hogan and Muller, all of whom are independent under NYSE standards.  During fiscal 2010, the Committee held four meetings, three of which were conducted telephonically.  The Company charges the Compensation Committee with discharging the responsibilities of the Board of Directors relating to compensation of the Company's CEO and senior management; administering the 2008 Long Term Incentive Plan and the Employee Stock Purchase Plan; and reviewing and approving executive and senior management compensation in relation to the short and long term goals of the Company.

The Committee operates pursuant to a written Charter, which may be reviewed on the Company’s website at www.standex.com under the “Corporate Governance” tab.

The Committee has the authority to retain consultants or other legal or accounting advisors from time to time in the Committee's discretion to assist in the evaluation of executive and senior management compensation.  Such engagements shall be on such terms as the Committee deems appropriate.  The Chief Executive Officer and the Vice President of Human Resources assist the Committee to a limited extent in determining or recommending the amount or form of executive and director compensation, as described beginning on page 10 of this proxy statement.

For further information regarding the Committee's processes and procedures for the consideration and determination of executive and director compensation, please see a full discussion as contained in the Compensation Discussion and Analysis beginning on page 10 herein.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Messrs. Cannon, Hogan or Muller) were at any time during the 2010 fiscal year or in any prior period an officer or employee of the Company, nor did they serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Compensation Committee or Board of Directors.

The Committee operates pursuant to a charter, which may be found on the Company’s website at www.standex.com under the Corporate Governance tab.

Audit Committee

Messrs. Fenoglio (Chairman), Chorman, and Fickenscher served during fiscal year 2010 on the Company’s Audit Committee.  All of these directors are independent as defined by the New York Stock Exchange rules.  The Board of Directors has designated Messrs. Fenoglio, Chorman and Fickenscher as “audit committee financial experts” as defined by the New York Stock Exchange rules.  During fiscal 2010, the Committee met on six occasions, three of which were by telephone.  The Audit Committee reviews, both prior to and after the audit, the Company’s financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company’s internal controls, and reports thereon to the Board of Directors.

The report of the Committee for the past fiscal year appears below.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is entirely made up of independent directors as defined in the New York Stock Exchange listing standards.  It operates pursuant to a written charter, which may be reviewed on the Company’s website at www.standex.com under the Corporate Governance section.

The Committee reviews Standex’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process.  The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees.  The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services.  Any other services must be specifically approved by the Audit Committee.  In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the auditors’ evaluation of the Company’s internal control over financial reporting.  The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted PCAOB Rule 3200T, Communication With Audit Committees.  In addition, the Committee has received from the independent auditors the written disclosures required by the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and by applicable requirements of the Public Company Accounting Oversight Board, and

discussed with them their independence from the Company and its management.  Finally, the Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

In reliance on the reviews and based upon the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on  Form 10-K for the year ended June 30, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William R. Fenoglio, Chairman

Thomas E. Chorman

Gerald H. Fickenscher

Corporate Governance/Nominating Committee Report

The Corporate Governance/Nominating Committee of the Board of Directors, comprised of Messrs. Muller (Chairman), Chorman, Fickenscher and Hogan, all of whom the Board determined to be independent within the meaning given to that term under the rules of the New York Stock Exchange (“NYSE”), is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and insuring the Board’s compliance with applicable regulations and standards of the SEC and NYSE.  The Committee also recommends to the Board candidates for consideration for Board membership.

The Committee Charter describes its duties and responsibilities in greater detail.  Stockholders and others may access the Charter through the Corporate Governance section of the Company’s website at www.standex.com.

During fiscal year 2010, the Committee held two meetings, one of which was conducted telephonically, and communicated regularly via exchange of memoranda.

Process for Identifying and Evaluating Candidates for Director, and Diversity Considerations

The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders.  The Committee may also retain a third party executive search firm to identify candidates.  When such a search firm is engaged, the Committee sets the fees and scope of engagement.  A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate.  Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, and other factors it deems relevant.

The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines (found at the Company’s website), as well as by criteria of preferred experiences and qualities established by the Committee.  The Committee strives to identify nominees whose character, judgment and experience will best enable them to deal with matters that come before the Board.  Further, the Committee must identify candidates who can ensure both that the best interests of shareholders are met, and that full compliance with all applicable regulations and laws will occur.  The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity and judgment), as well as the capacity and desire to make a significant time commitment to the Board, and a commitment to become a shareholder.

In addition, as part of this process, the Committee developed a Board self-assessment matrix which measures the current configuration of the Board relating to skills, experience and background.  This matrix assists in the evaluation of the future needs of the Board, and the qualifications to be sought in potential Board candidates.

The Committee considers all of the above-mentioned factors and weighs whether a candidate’s experience, character and commitment would complement the other directors’ skills and abilities as they relate to service on the Board.  In this way, the Committee seeks diversity of perspective and insight, considering how each individual director can contribute to and enhance the overall effectiveness of the Board.  Thus, diversity is reviewed in a comprehensive context, rather than on the basis of categorical allotment.  The Committee is mindful of this diversity consideration throughout the year, and assesses its effectiveness through the annual Director Evaluations described below.  The Committee is particularly mindful that it must seek and retain director candidates whose skills complement the needs presented by the domestic and international, multi-product, engineered manufacturing operations of the Company, and the analytical financial expertise associated with such operations.

In connection with this evaluation, the Committee decides whether to interview the prospective nominee and, if warranted, invites the President and CEO and the Chairman of the Board also to meet with prospective candidates.  The Committee Chairman conducts due diligence to check each candidate’s references.  After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action.  The Board then acts on the election of the candidate or nomination for consideration of shareholders.

Code of Business Conduct and Ethics

The Company has both a Code of Business Conduct and a Code of Ethics for Senior Financial Management, both of which may be found on the Company’s website under the Corporate Governance Section at www.standex.com.  The Code of Conduct was most recently updated and enhanced during the fiscal year.

The Code of Conduct applies to all employees, officers and directors of the Company and provides that, in the conduct of all corporate activities, integrity and ethical conduct is expected.  In addition, the Code of Conduct addresses and provides guidance on a number of business-specific issues, including but not limited to insider trading and conflicts of interest.

The Code of Ethics for Senior Financial Management applies to all officers, directors and employees who have supervisory financial duties.  The Code of Ethics is intended to assist in the complete and accurate reporting of all financial transactions in compliance with applicable laws, rules and regulations.

Waivers of the requirements of the Company’s Codes, if granted by the Board or the Corporate Governance/Nominating Committee, will be posted on the Company’s website.  No waivers were granted in fiscal 2010 or for any prior period since the Codes were adopted in 2003.  Compliance is monitored by the Company’s Corporate Governance Officer and the Committee, in communication with the Board and senior corporate management, as appropriate.

Executive Sessions of Independent Directors

Under the Board’s Corporate Governance Guidelines, the non-management directors of the Board meet in regularly scheduled executive sessions with no management directors or management present.  Edward J. Trainor has been designated by the non-management directors as the lead director for such executive sessions.  The lead director will call any executive session of the Board, and the executive sessions will encompass such topics as the non-management directors and/or Mr. Trainor determine.  The lead director will confer with the Board and the CEO on any matters that may require their attention.  If any shareholder wishes to communicate any matter to the executive sessions of non-management directors please forward an email regarding such communication to Boardofdirectors@Standex.com.

Director Attendance Policy

It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials.  In addition, each director is expected to attend the Annual Meeting of Shareholders.   In fiscal 2010, all directors attended the Annual Meeting.

Committee and Director Evaluations

Written questionnaires prepared by the Corporate Governance/Nominating Committee are used by the directors to evaluate the Board as a whole and each of its standing Committees.  This process was utilized in fiscal 2010, and the Company intends to repeat this process annually.  Directors submit completed questionnaires to the Chief Legal Officer, who summarizes the results without attribution, and forwards the summary to the Committee chairman, who reports the results to the Board and to each Committee.  The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

Shareholder Communications with Directors

The Board of Directors welcomes input and suggestions from shareholders and all interested parties.  The Board of Directors will regard all appropriate communication seriously and will promptly address it.  The Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group.  Correspondence, addressed to any individual director, group or committee chair or the Board as a whole, should be sent do the Corporate Governance Officer, Standex International Corporation, 11 Keewaydin Drive, Salem, NH 03079.  All parties may also communicate electronically by sending an email to boardofdirectors@standex.com.  The message line should specify the individual director, committee or group that the shareholder wishes to contact.

All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.  The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings. However, all communication, regardless of its nature, will be cataloged, archived and periodically reported to the Board for its information and use.

Board Leadership Structure and Role in Risk Oversight

The offices of the Chairman of the Board and the Chief Executive Officer are separate and held by different individuals.  The Company believes that the roles and responsibilities are generally distinct and that the perspective and oversight of two individuals in these roles benefits the Company.  Further, the Company’s Corporate Governance Guidelines, accessed at www.standex.com under the “Corporate Governance” tab, provide that the most recently retired CEO should serve as Chairman of the Board.  This assures continuity of mission and strategic vision, while allowing the CEO the ability to execute such goals without the additional administrative encumbrance of chairing the Board.  While the two offices must and do work in conjunction, the Company believes that allowing the individual holding each office to accomplish the distinct tasks specific to these roles maximizes efficient and effective Board governance.  The Committee believes that the diversity of the Company’s operations are best served by this approach.

The Board conducts risk oversight of the Company by relying on its Committee membership to receive and analyze reports and data from various Company and external sources (discussed below), and to report to the full Board for discussion and action, where necessary.

In order to conduct risk oversight of the Company, the Audit Committee regularly receives reports regarding the material risks presented by and to Company operations, and the measures being taken to manage such risk.  The Corporate Risk Manager reports regularly to the Audit Committee.  The Audit Committee reports as appropriate to the full Board, which monitors material risks that may impact the Company.  In addition, the Board administers its risk oversight function through periodic reporting at Board meetings by members of senior management, including but not limited to the Chief Financial Officer and the Group Vice President.  These presentations provide the Board with the opportunity to communicate directly and in detail with management about risks and opportunities being addressed at the operational level.  Further, the Corporate Governance Officer reports to the Audit Committee quarterly, in conjunction with the corporate governance program.

Finally, in fiscal year 2010, the Corporate Governance/Nominating Committee mandated that each committee of the Board review its Charter to assess whether the risk oversight roles and responsibilities of each committee are be appropriately discharged.  Each committee’s Charter can be found on the Company web site at www.standex.com/corporategovernance.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

H. Nicholas Muller, III, Chairman

Thomas E. Chorman

Gerald H. Fickenscher

Daniel B. Hogan

Directors Compensation

For Fiscal Year 2010, the elements of non-employee director compensation are as follows:

•

a $40,000 annual cash retainer, payable quarterly; all or a portion of which may be deferred to purchase Company share units pursuant to the Management Stock Purchase Plan ("MSPP");

•

an annual restricted stock grant equal to $30,000 and valued as of the date of the Annual Meeting of Shareholders, which stock cliff vests three years after the date of grant;

•

a $5,000 annual cash retainer for the Chairman of the Audit Committee;

•

a $4,000 annual cash retainer for each Chairman of the Compensation and Corporate Governance/Nominating Committees;

•

a $2,000 annual cash retainer to each member of the Audit Committee; and

•

a $50,000 cash retainer to the Chairman of the Board, all or a portion of which may be deferred for MSPP purchase.

The Company requires each non-employee director to own at least 3,000 shares of Company Common Stock.  Stock acquired as payment of director's fees may not be sold until the ownership requirement has been met.

The Company does not have per-meeting fees for non-employee directors, believing that no incentives for meeting attendance should be necessary.

As an employee director, Mr. Fix does not receive director compensation for his service to the Board.

No retirement benefits or perquisites are provided to directors of the Company.  Directors are not granted stock options, as the Company no longer grants stock options to any person.

The following table presents the compensation the Company provided to non-employee directors during the fiscal year:

Director	Fees Earned Or Paid In Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)

Charles H. Cannon, Jr.	44,000	29,995	10,354	84,349
Thomas E. Chorman	42,000	29,995	10,354	82,349
William R. Fenoglio	45,000	29,995	10,354	85,349
Gerald H. Fickenscher	42,000	29,995	3,123	75,118
Daniel B. Hogan	40,000	29,995	6,377	76,372
H. Nichols Muller, III	44,000	29,995	3,597	77,592
Edward J. Trainor	90,000	29,995	11,919	131,914

___________________________

Footnotes to Table:

(1)

This column represents the annual cash retainer and any Chairman fees paid during the fiscal year.  All or a portion of the annual retainer may be deferred at the election of the director to purchase restricted stock pursuant to the MSPP, a description of which may be found on page 16 of this Proxy.  The purchase of MSPP units was consummated on September 11, 2009 with a per-share price of $8.70.  The compensation cost to the Company, and dividends paid for vested MSPP awards, are reflected in the “All Other Compensation” column (see footnote 4 below).

(2)

This column represents the grant date fair market value restricted stock granted to non-employee directors in FY 2010 in accordance with FASB ASC Topic No. 718.  For FY 2010, the number of shares awarded per director was 1,604, and the grant was made on the date of the annual meeting.  Fair market value is determined by multiplying the number of shares by the closing market price on the date of the grant.  The shares cliff-vest three years from the date of grant.  Dividend equivalents accrue during the vesting period and are paid in cash at the date of vest.  Such dividend equivalents are shown in the "All Other Compensation" column of this table.  At June 30, 2010, the aggregate number of outstanding unvested restricted shares held by each director was as follows:  Mr. Cannon: 13,667; Mr. Chorman: 13,667; Mr. Fenoglio: 13,667; Mr. Fickenscher: 4,982; Mr. Hogan: 9,038; Mr. Muller: 5,797; Mr. Trainor: 11,548.

(3)

Upon the retirement of any director as a result of reaching the mandatory retirement age for service as a director, or upon a change in control of the Company, the non-vested installments of the annual stock grants shall be subject to acceleration and immediate vesting.

(4)

Included in this column are three items of compensation: the compensation cost to the Company during the fiscal year of the MSPP discount (calculated in accordance with FAS 123R) for share units purchased by each director who elected to purchase MSPP shares; plus the dividend equivalents that accrued during the three year vesting period for both the annual restricted stock grants, and the MSPP share units that vested during the fiscal year.  The dividend equivalents are paid upon vesting.

PROPOSAL 2 –RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent registered public accountants, as auditors of the Company for the year ending June 30, 2011.  This firm and two of its predecessor firms have been auditors of the Company continuously since 1955.  While ratification by the shareholders of this appointment is not required by law or by the Company’s articles of incorporation or bylaws, the Company’s management believes that such ratification is desirable.

It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITORS’ FEES

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

($ in thousands)	2010	2009
Audit Fees (a)	$ 1,406	$ 1,586
Audit Related Fees (b)	47	0
Tax Fees (c)	1	1
All Other Fees	0	0
Total	$ 1,454	$ 1,587

__________________________

(a)

Fees for audit services billed related to fiscal years 2010 and 2009 consisted substantially of the following:

•

Audit of the Company’s annual financial statements

•

Reviews of the Company’s quarterly financial statements

•

Debt and Environmental Compliance letters

•

Consents for S-8 and S-3 filings

(b)

Fees for Audit related fees on 2010 consisted substantially of the following:

•

International audits in the United Kingdom, Ireland, Portugal, Mexico, France and Norway

(c)

Fees for tax services billed in 2010 consisted substantially of the following:

•

Mexico tax compliance assistance

The fees billed for 2010 are approximately eight percent (8%) lower than for 2009 due to efficiencies that continued to be achieved year-over-year, which resulted in lower overall audit fees for the year.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (“SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in fiscal year 2010 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003 and amended in 2004.

As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred.  The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year.  Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor.  Normally, pre-approval is provided at regularly scheduled meetings.  However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000.  The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

REQUESTING DOCUMENTS

Both this Proxy Statement and the Annual Report on Form 10-K may be reviewed on line at: www.cfpproxy.com/6520 and also at the Company’s website at www.Standex.com/InvestorRelations/FY2010AnnualMaterials.  Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Form 10-K, the Company’s Codes of Conduct, Committee Charters or the Corporate Governance guidelines by writing to Standex International Corporation, Investor Relations Department, 11 Keewaydin Drive, Salem, NH 03079.  Shareholders may also call the Company’s Shareholder Services Administrator at 603-893-9701 to request copies.  In the alternative, print copies may be requested by e-mailing the request to investorrelations@standex.com.  Requests for copies may be made orally or in writing.  All requests will be fulfilled within three (3) business days of receipt.  Copies will be sent via first class mail.

OTHER PROPOSALS

Management does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to the Securities Exchange Act of 1934, the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange, with copies of those reports filed with the Company.

Based solely upon a review of the copies of the reports furnished to the Company for the fiscal year 2010, the Company advises that the following executive officers, directors and persons holding more than 10% of the Company’s Common Stock had filings that were late:  A Form 5 filed for Thomas DeByle on August 2, 2010 was inadvertently late due to the Company’s lack of awareness that dividend reinvestment was occurring in connection with Mr. DeByle’s brokerage account.  In addition, all independent directors (with the exception of Mr. Fickenscher) purchased Company shares through the Management Stock Purchase Plan on September 11, 2009, but the Form 4s were not filed until September 18, 2009 due to an internal communication oversight.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for consideration at the 2011 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, at its executive offices, 11 Keewaydin Drive, Salem, NH 03079, on or before May 20, 2011.

In order for a shareholder to bring other business before a shareholder meeting, the Company by-laws require that timely notice should be received by the Company on or before May 20, 2011, but no later than June 17, 2011.  In order for shareholders to submit director nominee(s) for consideration pursuant to SEC Rule 14a-11, proper notice must be received no earlier than April 20, 2011, and not later than May 20, 2011.

By the Board of Directors

/s/  Deborah A. Rosen

Deborah A. Rosen, Secretary

September 16, 2010

REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 27, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held in Salon A of the Hilton Boston/Woburn Hotel, 2 Forbes Road, Woburn, Massachusetts, on Wednesday, October 27, 2010 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all Proposals.**

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STANDEX INTERNATIONAL CORPORATION — ANNUAL MEETING, OCTOBER 27, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6520

You can vote in one of three ways:

1. Call **toll free 1-866-849-8135** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

<u>**or**</u>

2. Via the Internet at **https://www.proxyvotenow.com/sxi** and follow the instructions.

<u>**or**</u>

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6520

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
Standex International Corporation

Annual Meeting of Stockholders
October 27, 2010

	For	Withhold All	For All Except
1. Election of Directors For three year terms expiring in 2013: (01) William R. Fenoglio (02) H. Nicholas Muller, III, Ph.D.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

The Board of Directors recommends a vote "FOR" Proposals 1 and 2 listed above.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Internet; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 3 a.m., October 27, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 27, 2010:

1-866-849-8135

Vote by Internet

Anytime prior to 3 a.m., October 27, 2010, go to:

https://www.proxyvotenow.com/sxi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: **http://www.cfpproxy.com/6520**

Your vote is important!

REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 27, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held in Salon A of The Hilton Boston/Woburn Hotel, 2 Forbes Road, Woburn, Massachusetts, on Wednesday, October 27, 2010 at 11:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all Proposals.**

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on September 2, 2010 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 27, 2010 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposal 2.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STANDEX INTERNATIONAL CORPORATION — ANNUAL MEETING, OCTOBER 27, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6520

You can vote in one of three ways:

1. Call **toll free 1-866-849-8135** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/sxi** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6520/7568

REVOCABLE PROXY
Standex International Corporation

Annual Meeting of Stockholders
October 27, 2010

X PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	Withhold All	For All Except
1. Election of Directors For three year terms expiring in 2013: (01) William R. Fenoglio (02) H. Nicholas Muller, III, Ph.D.	☐	☐	☐

401k

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

The Board of Directors recommends a vote "FOR" Proposals 1 and 2 listed above.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

CONFIDENTIAL

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Internet; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 3 a.m., October 27, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 27, 2010:

1-866-849-8135

Vote by Internet

Anytime prior to 3 a.m., October 27, 2010, go to:

https://www.proxyvotenow.com/sxi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: **http://www.cfpproxy.com/6520**

Your vote is important!